As filed with the Securities and Exchange Commission on December 13, 2016.

Registration No. 333-213406

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROGREEN US, INC.

(Exact name of Registrant as specified in its charter)

Delaware	6500	59-3087128
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6443 Inkster Road, Suite 170-D

Bloomfield Township, MI 48301

(248) 973-8851

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jan Telander

Chief Executive Officer

Progreen US, Inc.

6443 Inkster Road, Suite 170-D

Bloomfield Township, MI 48301

(248) 973-8851

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael Paige

Michael Paige Law PLLC

1120 20th Street, NW, South Tower

Washington, DC 20036

(202) 363-4791

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by checkmark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 13, 2016

PRELIMINARY PROSPECTUS

Progreen US, Inc.

75,000,000 Shares of Common Stock

The selling stockholder identified in this prospectus may offer and sell up to 75,000,000 shares of our common stock to be sold to Tangiers Global, LLC under the investment agreement dated June 23, 2016. All shares registered in accordance with this registration statement are being registered solely pursuant to the investment agreement. The investment agreement permits us to “put” up to $5,000,000 in shares of our common stock to Tangiers Global, LLC over a period of up to 36 months.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Tangiers Global, LLC is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is quoted by the OTC Markets Group under the symbol “PGUS”. On December 12, 2016, the closing price of our common stock was $0.0125 per share.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by Tangiers Global, LLC. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2017.

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PROSPECTUS SUMMARY

About This Prospectus

You should rely only on the information that we have provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security.

As used in this prospectus, the terms “we”, “us”, the “Company” and “Progreen” mean Progreen US, Inc. and our subsidiaries, unless otherwise indicated. All dollar amounts refer to U.S. dollars unless otherwise indicated.

Prospectus Summary

The Offering

The selling stockholder identified in this prospectus may offer and sell up to 75,000,000 shares of our common stock to be sold to Tangiers Global, LLC under the investment agreement dated June 23, 2016. All shares registered in accordance with this registration statement are being registered solely pursuant to the investment agreement. The investment agreement permits us to “put” up to $5,000,000 in shares of our common stock to Tangiers Global, LLC over a period of up to 36 months.

The 75,000,000 shares being offered pursuant to this prospectus represent 29.92% of the shares issued and outstanding as of November 4, 2016, held by non-affiliates. Using the closing price of our common stock in the over-the-counter market on November 18, 2016, without giving effect to any caps on the number of shares of common stock that Tangiers would be entitled to purchase at one time under the investment agreement, Tangiers could sell 561,797,753 shares to complete its $5,000,000 commitment under the Investment Agreement.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by Tangiers Global, LLC. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Our Business

ProGreen US, Inc. was incorporated in Florida on April 23, 1998 and reincorporated in Delaware on December 12, 2008. Effective September 11, 2009, we changed our name from Diversified Product Inspections, Inc. to ProGreen Properties, Inc. to reflect the change in our business operations to the purchase of income producing real estate assets, and changed our name effective July 22, 2016 to Progreen US, Inc. to reflect initiation of development operations in Baja Mexico.

Our offices are located in Oakland County, Michigan. Our business model since our initial property purchases in 2009 has been to acquire, refurbish and upgrade existing properties into more environmentally sustainable, energy efficient, comfortable and healthier living spaces so that they meet standards that exceed what is often the norm for most single-family homes, condominiums and apartments. Once a property has been acquired, refurbished and rented, the property is put back on the market as a residential property, with a favorable environmental profile. In January 2015, ProGreen Construction LLC (“ProGreen Construction”) was formed as a wholly-owned subsidiary of the Company to perform all construction and development services for properties which are held and being developed by the Company. We do not offer, and do not intend in the future to offer, managed properties as investment properties.

The Company has signed a definitive joint venture agreement with Inmobiliaria Contel S.R.L.C.V. (Contel), formed under the laws of Mexico, for the first tract of land of approximately 300 acres for agriculture use in Baja California, Mexico, as well as a Debt Mortgage Guarantee for the initial amount of $300,000 for the joint venture. Jan Telander, our Chief Executive Officer, has made personal investments in this project, and has a minority partnership interest and participates in the management of Contel. The intent is to involve Progreen in the development plan for properties acquired by Contel. The joint venture agreement with Progreen provides for Contel to contribute the land to the joint venture at a low cost and under favorable terms, as well as handling all planning, permits, preparation and construction, in order for the property to be marketed or operated as prime farm land. Once developed for agricultural lease or operations, the Company will, with priority, receive the return of the financed amount and profits from the developed farm land will be split equally between the two parties. Work on this first tract of land is in process, and has included clearing and levelling of the land, drilling of wells and other site work. The majority of the work has now been completed, and the property is presently being actively marketed for agricultural use.

In addition, we have formed Procon joint venture subsidiary. Procon will be the holding company for further non-agricultural land and real estate developments. The company will be managed by a board of Managing Directors consisting of three members, of which two will be representing Progreen and one representing Contel.

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Our common stock is traded over-the-counter by the OTC Markets Group under the ticker symbol “PGUS.”

The principal offices of our company are located at 6443 Inkster Road, Suite 170-D, Bloomfield Township, MI 84301. Our telephone number is (248) 973-8851.

SUMMARY FINANCIAL DATA

The following table summarizes certain data derived from our audited financial statements as of and for the years ended April 30, 2016 and 2015. The summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus. You should read the following financial information together with the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the notes to those financial statements, appearing elsewhere in this prospectus. Historical results are not necessarily indicative of the results to be expected in future periods.

Statements of Operations Data	Year Ended April 30, 2016	Year Ended April 30, 2015	Three Months Ended July 31, 2016	Three Months Ended July 31, 2015
Revenue	$214,464	$486,979	$74,288	$45,962
Total Operating Expenses	$664,729	$786,299	$145,057	$169,914
Net Income (Loss)	$(852,116)	$(406,540)	$(517,166)	$(147,860)
Basic and Diluted Net Income (Loss) per Share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Balance Sheets Data	As of April 30, 2016	As of April 30, 2015	As of July 31, 2016
Cash and Cash Equivalents	$189,942	$99,325	$33,735
Total Assets	$1,796,307	$164,483	$1,819,068
Total Liabilities	$3,093,341	$1,196,119	$963,005
Total Stockholders’ Equity (Deficit)	$(1,297,034)	$(1,031,636)	$(400,357)
Accumulated Deficit	$(5,031,490)	$(4,179,374)	$(5,548,656)

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RISK FACTORS

This Offering involves a high degree of risk. You should carefully consider the risks described below before you decide to purchase the shares of common stock offered hereby.

Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations or our financial condition. If any of the events discussed in the risk factors below occur, our business, consolidated financial condition, results of operations or prospects could be materially and adversely affected. In such case, the value and marketability of the common stock could decline.

Risks Relating to Our Business

Because we have a limited operating history to evaluate our company, the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delay frequently encountered by a new company.

We have a limited operating history. As of July 31, 2016, we had cash on hand of $33,735 and $1,105,954 of rental properties and properties listed for sale. At that same date our liabilities totaled $963,005. As at July 31, 2016, we had a stockholders’ deficit of $400,357.

The Company will require additional funding to execute its future strategic business plan. Successful business operations and its transition to attaining profitability is dependent upon obtaining additional financing and achieving a level of revenue adequate to support its cost structure. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of liabilities in the normal course of business. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

The severe recession, freezing of the global credit markets and the decline in the stock market which continues to affect smaller companies like us may adversely affect our ability to raise capital if we need additional working capital. Because we have not reported profitable operations to date, we may need to raise working capital. If adequate additional financing is not available on reasonable terms or at all, we may not be able to undertake expansion, and we will have to modify our business plans accordingly.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments will dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

Risks Associated with Our Real Estate Operations in the United States

Because our business plan is to acquire residential housing, we are subject to all of the risks which affect residential real estate including the current severe decline.

Real property investments are subject to varying degrees of risk and are relatively illiquid. Several factors may adversely affect the economic performance and value of our property and any properties acquired in the future. These factors include changes in the national, regional and local economic climates, local conditions such as, the attractiveness of our properties to residents, competition from other available property owners and changes in market rental rates. Our performance also will depend on our ability to collect rent from residents and to pay for adequate maintenance, insurance and other operating costs, including real estate taxes, which could increase over time. Sources of labor and materials required for maintenance, repair, capital expenditure or development may be more expensive than anticipated. Also, the expenses of owning and operating a property are not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from the property.

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Because real estate properties are illiquid and may be difficult to sell, we could face future difficulties in selling these properties and may not be able to sell them at a profit.

Real estate investments are relatively illiquid, which limits our ability to react quickly to adverse changes in economic or other market conditions. Our ability to dispose of assets in the future will depend on prevailing economic and market conditions. Interested buyers may be unable to obtain the financing they need. We may be unable to sell our properties when we would prefer to do so to raise capital we need to fund our planned development and construction program or to fund distributions to investors.

As a company investing in residential real estate, we face leasing risks in our proposed residential real estate investment program.

Our success will depend in part on leasing to residents or tenants with acceptable terms. If our residential apartment homes, condominiums or houses are not leased on schedule and on the expected terms and conditions, the returns on the property could be adversely affected. Whether or not residential tenants are willing to enter into leases on the terms and conditions we project and on the timetable we expect will depend on a large variety of factors, many of which are outside our control.

Because we operate in the Detroit, Michigan area, we are subject to risks that affect that local area.

General economic conditions and other factors beyond our control may adversely affect real property income and capital appreciation in the greater Detroit market. In particular, unemployment is higher than in other areas of the United States.

Because of environmental laws, we may have liability under environmental laws even though we did not violate these laws.

Under federal, state, and local environmental laws, ordinances, and regulations, we may be required to investigate and clean up the effects of releases of hazardous or toxic substances or petroleum products at our properties, regardless of our knowledge or responsibility, simply because of our current or past ownership or operation of the real estate. If environmental problems arise, we may have to take extensive measures to remedy the problems, which could adversely affect our cash flow and operating results. The presence of hazardous or toxic substances or petroleum products and the failure to remediate that contamination properly may materially and adversely affect our ability to borrow against, sell, or lease an affected property. In addition, applicable environmental laws create liens on contaminated sites in favor of the government for damages and costs it incurs in connection with a contamination.

As an owner of real property, we will face risks related to ownership including mold and Chinese drywall.

Recently, there have been a large number of lawsuits against owners and managers of properties alleging personal injury and property damage caused by the presence of mold in real estate. Some of these lawsuits have resulted in substantial monetary judgments or settlements. We cannot provide any assurance that we will be able to obtain insurance coverage in the future for mold-related claims at a commercially reasonable price or at all. The presence of significant mold could expose us to liability to residents, tenants, and others if allegations regarding property damage, health concerns, or similar claims arise. Remediation of mold is expensive and involves hiring a specialty contractor and may involve extensive renovations, which costs cannot be passed on to tenants. Additionally, although still evolving, drywall from China has posed a major health risk and has rendered homes uninhabitable. This problem is relatively new and still evolving. We do not know if it will affect properties in our target market. If it affects properties we acquire, we will incur substantial remediation costs and the loss of income.

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Failure to comply with the Americans with Disabilities Act or other similar laws could result in substantial costs.

A number of federal, state, and local laws and regulations (including the Americans with Disabilities Act) may require modifications to existing buildings or restrict certain renovations by requiring improved access to such buildings by disabled persons and may require other structural features that add to the cost of buildings under construction. Legislation or regulations adopted in the future may impose further burdens or restrictions on us with respect to improved access by disabled persons. The costs of compliance with these laws and regulations may be substantial, which could have a material adverse effect on our results of operation.

Risks Associated With Our Proposed Property Development in Baja Mexico

International operations expose us to political, economic and currency risks.

With regard to our investments in properties located in Mexico, we are subject to the risks of doing business abroad, including,

●	Currency fluctuations;

●	Changes in tariffs and taxes; and

●	Political and economic instability.

Changes in currency exchange rates may affect the relative costs of operations in Mexico, and may affect the cost of developing the properties, thus possibly adversely affecting our profitability.

In addition, there are inherent risks for the foreseeable future of conducting business internationally. Language barriers, foreign laws and tariff and taxation issues all have a potential negative effect on our ability to transact business. Changes in tariffs or taxes applicable to investments in foreign operations may adversely affect our profitability. Political instability may increase the difficulties and costs of doing business. We may be subject to the jurisdiction of the government and/or private litigants in foreign countries where we transact business, and may be forced to expend funds to contest legal matters in those countries in disputes with those governments or with customers or suppliers.

Property development in Mexico has many regulatory uncertainties.

Our property investments in Mexico are subject to numerous risks beyond our control.  Decisions to purchase, explore, develop or otherwise exploit prospects or properties in which we have invested will depend in part on the evaluation of data obtained through geophysical and geological analyses, water production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations.   Overruns in budgeted expenditures are common risks that can make a particular project uneconomical.  Further, many factors may curtail, delay or cancel development of these properties, including the following:

●	delays imposed by or resulting from compliance with regulatory requirements;

●	shortages of or delays in obtaining qualified personnel or equipment;

●	equipment failures or accidents; and

●	adverse weather conditions, such as hurricanes and storms.

The presence of one or a combination of these factors at our properties could adversely affect our business, financial condition or results of operations.

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We are subject to complex laws that can affect the cost, manner or feasibility of doing business.

The development of real estate is subject to extensive federal and provincial regulation in Mexico.  We may be required to make large expenditures to comply with governmental regulations.  Matters subject to regulation include:

●	water production permits;

●	reports concerning operations;

●	the spacing of wells;

●	unitization and pooling of properties; and

●	taxation.

Under these laws, we could be liable for personal injuries, property damage and other damages.  Failure to comply with these laws also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties.  Moreover, these laws could change in ways that could substantially increase our costs.  Any such liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations.

Operations of properties in which we have investments may incur substantial liabilities to comply with environmental laws and regulations.

The properties in which we have invested are subject to stringent federal and provincial laws and regulations relating to the release or disposal of materials into the environment or otherwise relating to environmental protection.  These laws and regulations may require an environmental impact study before development commences; and impose substantial liabilities for pollution resulting from our operations.  Failure to comply with these laws and regulations may result in the assessment of penalties or the incurrence of investigatory or remedial obligations.

Risks Related to Our Common Stock

Since we expect to incur expenses in excess of revenues for the near future, we may not become profitable and your investment may be lost.

We expect to incur losses for the foreseeable future. We had minimal revenues in our fiscal year ended April 30, 2016, and may never be profitable. If we become profitable, we may be unable to sustain profitability. As a result, your investment in our securities may be lost.

Due to factors beyond our control, our stock price may be volatile.

The market price for our common stock has been highly volatile at times. As long as the future market for our common stock is limited, investors who purchase our common stock may only be able to sell them at a loss.

Because we may not be able to attract the attention of major brokerage firms, it could have a material impact upon the price of our common stock.

It is not likely that securities analysts of major brokerage firms will provide research coverage for our common stock since the firm itself cannot recommend the purchase of our common stock under the penny stock rules referenced in an earlier risk factor. The absence of such coverage limits the likelihood that an active market will develop for our common stock. It may also make it more difficult for us to attract new investors at times when we require additional capital.

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Our bylaws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our bylaws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by them, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which they are made parties by reason of their being or having been our directors or officers.

We do not intend to pay dividends on any investment in the shares of stock of our company and any gain on an investment in our company will need to come through an increase in our stock’s price, which may never happen.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares as penny stocks, are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. These rules apply to companies whose shares are not traded on a national stock exchange, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission. These rules require brokers who sell “penny stocks” to persons other than established customers and “accredited investors” to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for our shares of common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Tangiers Global, LLC will pay less than the then-prevailing market price for our common stock.

Our common stock to be issued to Tangiers Global, LLC pursuant to the investment agreement dated June 23, 2016, will be purchased at the 89% of the average of the (5) five lowest daily trading prices of the Common Stock during the five-day Valuation Period. Tangiers Global, LLC has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Tangiers Global, LLC sells the shares, the price of our common stock could decrease.

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Your ownership interest may be diluted and the value of our common stock may decline by exercising the put right pursuant to the investment agreement with Tangiers Global, LLC.

Pursuant to the investment agreement with Tangiers Global, LLC, when we deem it necessary, we may raise capital through the private sale of our common stock to Tangiers Global, LLC at a discounted price. Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted.

We may not have access to the full amount available under the investment agreement with Tangiers Global, LLC.

Our ability to draw down funds and sell shares under the investment agreement with Tangiers Global, LLC requires that the registration statement of which this prospectus forms a part to be declared effective and continue to be effective. The registration statement of which this prospectus forms a part registers the resale of 75,000,000 shares issuable under the investment agreement with Tangiers Global, LLC, and our ability to sell any remaining shares issuable under the investment with Tangiers Global, LLC is subject to our ability to prepare and file one or more amendments to this registration statement or additional registration statements registering the resale of these shares. These amendments or registration statements may be subject to review and comment by the staff of the Securities and Exchange Commission, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these additional required filings cannot be assured. Even if we are successful in causing one or more amendments or additional registration statements registering the resale of some or all of the shares issuable under the investment agreement with Tangiers Global, LLC to be declared effective by the Securities and Exchange Commission in a timely manner, we may not be able to sell the shares unless certain other conditions are met. For example, we might have to increase the number of our authorized shares in order to issue the shares to Tangiers Global, LLC. Increasing the number of our authorized shares will require board and stockholder approval. Accordingly, because our ability to draw down any amounts under the investment agreement with Tangiers Global, LLC is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $5,000,000 under the investment agreement with Tangiers Global, LLC.

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Forward-Looking Statements

This prospectus contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors”, uncertainties and other factors, which may cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Use of Proceeds

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by Tangiers Global, LLC. We will use these proceeds from the sale of shares of our common stock to Tangiers Global, LLC for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith, deems to be in the best interest of our company.

We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Dilution

The sale of our common stock to Tangiers Global, LLC in accordance with the investment agreement dated June 23, 2016 will have a dilutive impact on our stockholders. As a result, our net loss per share could increase in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Tangiers Global, LLC in order to drawdown pursuant to the investment agreement. If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

The Offering

Tangiers Global, LLC may offer and sell up 75,000,000 shares of our common stock to be sold under the investment agreement dated June 23, 2016. The investment agreement permits us to “put” up to $5,000,000 in shares of our common stock to Tangiers Global, LLC over a period of up to 36 months. All shares registered in accordance with this registration statement are being registered solely pursuant to the investment agreement.

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Investment Agreement with Tangiers Global, LLC

On June 23, 2016, we entered into an investment agreement with Tangiers Global, LLC, a Wyoming limited liability company (“Tangiers”). Pursuant to the terms of the investment agreement, Tangiers committed to purchase up to $5,000,000 of our common stock over a period of up to 36 months. From time to time during the 36 month period commencing from the effectiveness of the registration statement, we may deliver a put notice to Tangiers which states the put amount in shares of Common Stock that the Company intends to sell to the Investor pursuant to the terms of the Agreement and stating the current number of Shares issued and outstanding on such date. The maximum number of shares that the Company shall be entitled to put to Tangiers per any applicable put notice is equal to one hundred percent (100%) of the average of the daily trading volume of the common stock for the ten consecutive trading days immediately prior to the applicable Put Notice Date; Tangiers’ purchase price for the shares of common stock put pursuant to a put notice is 89% of average of the five lowest daily trading prices of the common stock during the Valuation Period, which immediately follows the clearing date associated with the applicable put notice and during which the purchase price of the common stock is valued. The Company shall not be entitled to submit a put notice until after the previous closing has been completed. Additionally, the Company may not deliver a put notice on or earlier of the tenth trading day immediately following the preceding put notice date unless a written waiver to deliver a put notice during the waiting period is obtained by the Company from the Tangiers in advance.

In connection with the investment agreement with Tangiers, we also entered into a registration rights agreement with Tangiers covering the registration and resale of 75,000,000 shares of our common stock underlying the investment agreement with Tangiers. The 75,000,000 shares being offered pursuant to this prospectus represented 31.42% of the shares issued and outstanding held by non-affiliates of our company at the time the Company entered into the registration rights agreement and the investment agreement.

The 75,000,000 shares being offered pursuant to this prospectus represent 29.92% of the shares issued and outstanding as of November 4, 2016, held by non-affiliates. The investment agreement with Tangiers is not transferable and any benefits attached thereto may not be assigned.

We may be required to further increase our authorized shares in order to receive the entire purchase price. Tangiers has agreed to refrain from holding an amount of shares which would result in Tangiers owning more than 4.99% of the then-outstanding shares of our common stock at any one time.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the investment agreement with Tangiers. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

We intend to sell Tangiers periodically our common stock under the investment agreement and Tangiers will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Tangiers to raise the same amount of funds, as our stock price declines.

The aggregate investment amount of $5 million was determined based on numerous factors, including the following: The proceeds received from any “puts” tendered to Tangiers under the investment agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith deem to be in the best interest of our company. We are involved in the Contel joint venture development project in Baja Mexico, and would need the full amount of this funding properly to initiate development work.

Because our ability to draw down any amounts under the investment agreement with Tangiers is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $5,000,000 under the investment agreement with Tangiers.

10

Selling Stockholders

The selling stockholder may offer and sell, from time to time, any or all of shares of our common stock to be sold to Tangiers Global, LLC under the investment agreement dated June 23, 2016.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholder as of November 4, 2016 and the number of shares of our common stock being offered pursuant to this prospectus. We believe that the selling stockholder has sole voting and investment powers over its shares.

Because the selling stockholder may offer and sell all or only some portion of the 75,000,000 shares of our common stock being offered pursuant to this prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholder upon termination of the offering are only estimates based on the assumption that the selling stockholder will sell all of its shares of our common stock being offered in the offering. being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this. The selling stockholder has not had any position or office, or other material relationship with us or any of our affiliates over the past three years. To our knowledge, the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholder to suspend the sales of the shares of our common stock.

Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering (1)		Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares (1)
				# of Shares (3)	% of Class (2),(3)
Tangiers Global, LLC (4)	0	(5)	75,000,000	-0-	0	% *

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the selling stockholder will sell all of the shares being offered in this offering.

(3)	Based on 348,885,110 shares of our common stock issued and outstanding as of November 4, 2016. Shares of our common stock being offered pursuant to this prospectus by a selling stockholder are counted as outstanding for computing the percentage of the selling stockholder.

(4)	Justin Ederle has the voting and dispositive power over the shares owned by Tangiers Global, LLC.

(5)

As of November 4, 2016, Tangiers held 0 shares of our common stock pursuant to the puts made under the investment agreement and -0- shares of our common stock issued pursuant to a 5.83% convertible promissory note in the principal amount of $22,000 with Tangiers dated June 23, 2016, as amended and restated as of August 25, 2016.

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Plan of Distribution

The selling stockholder may, from time to time, sell any or all of shares of our common stock covered hereby on the OTC Markets Group market, or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. A selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

Tangiers Global, LLC is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and will inform it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

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Description of Securities

General

Our authorized capital stock consists of 1,510,000,000 shares of which 1,500,000,000 are common stock, par value $.0001 per share and 10,000,000 are preferred stock, par value $.0001 per share. As of November 4, 2016, we had 348,885,110 shares of common stock issued and outstanding. The transfer agent and registrar for our common stock is Interwest Stock Transfer Company, Salt Lake City, Utah.

The following statements set forth the material terms of our classes of authorized stock; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, our Articles of Incorporation, as amended.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Preferred Stock

The Board of Directors has the authority to issue up to 10,000,000 shares of preferred stock and to fix the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future.

We currently have outstanding 967,031 shares of Series A Convertible Preferred Stock, convertible into common stock at a conversion price of $0.0033 per share, and 8,534,625 shares of Series B Convertible Preferred Stock, the per share conversion price of which is to be determined in February 2017 when the shares of Series B Convertible Preferred Stock commence to be convertible into common stock.

13

Experts and Counsel

The financial statements of our company included in this prospectus have been audited by MaloneBailey, LLP, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Michael Paige Law PLLC, Washington, D.C. has provided us with an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

14

Description of Business

General

Our offices are located in Oakland County, Michigan. The purchase of a condominium unit on July 28, 2009 initiated our planned new business operations directed at purchasing income-producing residential real estate apartment homes, condominiums and houses in the State of Michigan.

As of November 4, 2016, we own ten properties, seven of which are listed for sale or are under negotiation to be sold.

Our offices are located in Oakland County, Michigan. Our business model since our initial property purchases in 2009 has been to acquire, refurbish and upgrade existing properties into more environmentally sustainable, energy efficient, comfortable and healthier living spaces so that they meet standards that exceed what is often the norm for most single family homes, condominiums and apartments. Once a property has been acquired, refurbished and rented, the property is put back on the market as a residential property, with a favorable environmental profile. In January 2015, ProGreen Construction LLC (“ProGreen Construction”) was formed as a wholly-owned subsidiary of the Company to perform all construction and development services for properties which are held and being developed by the Company.

15

Real Estate Development and Marketing Operations

Michigan

We are proceeding to liquidate our current real estate portfolio in Michigan, once the lease agreements expire, and instead offer the properties with land contracts to buyers unable to obtain conventional financing. We have recently sold two of our properties with a favorable return this way. If this trend continues, we may continue to acquire more distressed properties and market the properties in this manner. We do not offer, and do not intend in the future to offer, managed properties as investment properties. We are also looking into the viability of taking the ProGreen concept even further in connection with larger projects, with possible implementation of solar technology, as well as other sustainable eco features. ProGreen's goal is to be able to develop its first "green" apartment complex, attracting a new generation of renters that appreciate and believe in the need for green technology in the residential market place. We also plan to commence an effort to identify partners with whom to acquire larger scale multi-family properties in Detroit as well as possibly in other parts of the country. We believe that the implementation of the ProGreen concept would create a new aspect and attraction to rental properties.

Baja California

The Company has signed a definitive joint venture agreement with Inmobiliaria Contel S.R.L.C.V. (Contel), formed under the laws of Mexico, for the first tract of land of approximately 300 acres for agriculture use in Baja California, Mexico, as well as a Debt Mortgage Guarantee for the initial amount of $300,000 for the joint venture. Jan Telander, our Chief Executive Officer, has made personal investments in this project, and has a minority partnership interest and participates in the management of Contel. The intent is to involve Progreen in the development plan for properties acquired by Contel. The joint venture agreement with Progreen provides for Contel to contribute the land to the joint venture at a low cost and under favorable terms, as well as handling all planning, permits, preparation and construction, in order for the property to be marketed or operated as prime farm land. Once developed for agricultural lease or operations, the Company will, with priority, receive the return of the financed amount and profits from the developed farm land will be split equally between the two parties. Work on this first tract of land is in process, and has included clearing and levelling of the land, drilling of wells and other site work. The majority of the work has now been completed, and the property is presently being actively marketed for agricultural use.

In addition, we have formed Procon joint venture subsidiary. Procon will be the holding company for further non-agricultural land and real estate developments. The company will be managed by a board of Managing Directors consisting of three members, of which two will be representing Progreen and one representing Contel.

Environmental Objectives in our Operations

To make homes more comfortable, we try to, whenever practical, optimize space by creating openness, introducing more natural light, creating better storage areas, as well as aiming to improve insulation, all with a view to make even small condominiums and apartments eco-friendly and practical. This ideology, we believe, will increase property value as well as to further create tenant loyalty in the rental market.

For a healthier living environment, we use eco-friendly, paints, primers and adhesives; improve air quality through better ventilation and air filtration in heating and air conditioning system, whenever feasible.

Property Acquisition Strategy

Each property we acquire is acquired separately through a wholly-owned limited liability company for that particular property. This will limit the risk exposure to a particular property solely to that property. Our property management strategy will be to deliver quality services, thereby promoting tenant satisfaction, maintaining high tenant retention, and enhancing the value of each of our operating real estate assets through eco-friendly improvements.

16

In analyzing the potential development of a particular project, we evaluate the geographic, demographic, economic, and financial data, including:

●	Households, population and employment growth;

●	Prevailing rental and occupancy rates in the market area, and possible growth in those rates; and

●	Location of the property in respect to schools and public transportation.

Environmental and Other Regulatory Matters

Under various federal, state, and local laws and regulations, an owner of real estate is liable for the costs of removal or remediation of hazardous or toxic substances on the property. Those laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence of the hazardous or toxic substances. The costs of remediation or removal of the substances may be substantial, and the presence of the substances, or the failure to remediate the substances promptly, may adversely affect the owner’s ability to sell the real estate or to borrow using the real estate as collateral.

Insurance

We carry comprehensive property, general liability, fire, extended coverage and environmental on all of our existing properties, with policy specifications, insured limits, and deductibles customarily carried for similar properties.

Competition

In Michigan, we operate in a competitive housing market environment where a variety of individuals and corporations are trying to maximize gains on the acquisition of undervalued property through housing market conditions. We may experience competition from companies that have similar business models involving rehabilitation of properties using environmentally friendly renovation techniques, and there is no assurance that we will continue to be able to purchase residential rental properties at attractive prices or that we will not experience competition from other developers that are marketing energy efficient and environmentally friendly properties.

In Mexico, as the land cost in Baja through our joint ventures, is substantially below market price, we have a distinct advantage and will have a competitive edge as far as pricing is concerned. We have also initially found substantial amounts of water, which increases the value and attractiveness to the land considerably.

Employees

As of April 30, 2016, we had one full-time employee, our Chief Executive Officer. Our administrator as well as our real estate broker work as independent contractors. Our management expects to confer with consultants, attorneys and accountants as necessary. In July we hired a full time office manager/book keeper and we expect to further expand our staff in the current fiscal year.

17

Properties

We lease our offices at 6443 Inkster Road, Suite 170-D, Bloomfield Township, MI 48301, of approximately 1,000 sq. ft., at a current monthly rent of $872, under a three-year lease.

The following table shows properties held for resale or rent owned by the Company as at November 4, 2016. All properties shown below were acquired March 8, 2016 in the purchase of ARG LLC from AMREFA.

Rental Properties	Monthly Rent		Status	Construction Year
21000 Westover Ave.
Southfield, MI 48075 (1)	$	NA	Fully Remodeled	1941
20210 Westover Ave.
Southfield, MI 48075 (1)		NA	Fully Remodeled	1943
21112 Evergreen
Southfield, MI 48075 (1)		NA	Fully Remodeled	1942
21198 Berg
Southfield, MI 48033		1,175	Fully Remodeled	1938
27971 Rollcrest, Unit #13
Farmington Hills, MI 48334		1,050	Fully Remodeled	1987
34780 W. 8 Mile (2)
Farmington Hills, MI 48334		1,200	Fully Remodeled	1999
20351 Lacrosse
Southfield, MI 48076 (3)		1,400	Fully Remodeled	1955
7648 Woodview Drive (2)
Waterford, MI 48327		1,050	Fully Remodeled	1989
25825 Lahser, #23
Southfield, MI 48033		700	Fully Remodeled	1967
26005 Franklin Pointe Drive
Southfield, MI 48034 (2)		1,300	Fully Remodeled	1967

(1)	For sale with listing broker.
(2)	Currently negotiating sale to tenant.
(3)	Vacant by end of December 2016 and will be sold.

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Legal Proceedings

We know of no material pending legal proceedings to which our company or any of our subsidiaries is a party or of which any of our properties, or the properties of any of our subsidiaries, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or any of our subsidiaries or has a material interest adverse to our company or any of our subsidiaries.

Market Price of and Dividends on Our Common Equity
and Related Stockholder Matters

Market Information

Our common shares are trading in the OTC markets under the symbol “PGUS”.

The following table sets forth, for the periods indicated, the high and low bid prices of our common stock, as reported in published financial sources. Quotations reflect inter-dealer prices, without retail mark-up, mark-down, commission, and may not represent actual transactions.

	High	Low
Fiscal Year Ended April 30, 2015
Quarter Ended July 31, 2014	$0.03	$0.015
Quarter Ended October 31, 2014	$0.034	$0.018
Quarter Ended January 31, 2015	$0.03	$0.019
Quarter Ended April 30, 2015	$0.04	$0.013
Fiscal Year Ended April 30, 2016
Quarter Ended July 31, 2015	$0.013	$0.005
Quarter Ended October 31, 2015	$0.004	$0.001
Quarter Ended January 31, 2016	$0.001	$0.001
Quarter Ended April 30, 2016	$0.004	$0.001
Fiscal Year Ended April 30, 2017
Quarter Ended July 31, 2016	$0.006	$0.004
Quarter Ended October 31, 2016	$0.028	$0.005

Holders

As of July 15, 2016 there were approximately 530 holders of record of our common stock.

Dividends

We do not anticipate paying cash dividends in the foreseeable future. Our current policy is to retain any earnings to finance our future development and growth. We may reconsider this policy from time to time in light of conditions then existing, including our earnings performance, financial condition and capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors deems relevant.

19

Securities Authorized for Issuance Under Equity Compensation Plans

As of April 30, 2012, our Board of Directors approved the Company’s 2012 Employee Stock Option Plan, pursuant to which 10,000,000 shares of Common Stock are reserved for issuance to employees and officers and directors of, and consultants to, the Company.

The following table sets forth certain information regarding the Company’s equity compensation plans as of April 30, 2016.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,800,000	$0.02875	5,200,000
Equity compensation plans not approved by security holders
Total	4,800,000	$0.02875	5,200,000

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Financial Statements

PROGREEN US, INC.

CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2016 and 2015

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

ProGreen US, Inc.

Bloomfield, MI

We have audited the accompanying consolidated balance sheets of ProGreen US, Inc. and its subsidiaries (collectively the “Company”) as of April 30, 2016 and 2015, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended. In connection with our audit of the consolidated financial statements, we have also audited the financial statement schedule III as listed in the accompanying index. These financial statements and financial statements schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ProGreen US, Inc. and its subsidiaries as of April 30, 2016 and 2015 and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses since inception and further losses are anticipated. These conditions raise significant doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

August 15, 2016, except for Note 25 which is dated August 31, 2016.

F-2

ProGreen US, Inc.

Consolidated Balance Sheets

	April 30,	April 30,
	2016	2015

Assets
Rental property, net accumulated depreciation of $6,138 and $0	$1,006,560	—
Property under Development	294,179	—
Property	1,300,739	—
Cash	189,942	99,325
Other receivables - related party	1,859	2,915
Accounts receivable	1,194	27,365
Note receivable - rental property	—	2,137
Prepaid expenses	—	3,346
Deposits	934	5,000
Goodwill	180,011	—
Note receivable - related party	110,000	—
Property and equipment:
Vehicles, furniture and equipment, net of accumulated depreciation of $35,764 and $45,347	11,628	24,395
Total assets	$1,796,307	$164,483

Liabilities and Stockholders' Deficit
Accounts payable and accrued expenses	$136,740	$100,500
Accrued interest	68,211	165,668
Accrued interest related party	149,991	—
Payable under management agreement	—	36,884
Obligations under capital leases	11,302	19,005
Tenant deposits	16,030	18,610
Notes payable	275,256	303,452
Note payable, related party	516,000	—
Note payable -Bank of Birmingham	490,000	—
Note Payable - AMREFA, net of discount of $114,189 and $0, respectively	1,170,811	—
Related party advances	259,000	—
Convertible notes	—	76,000
Convertible debenture	—	476,000
Total liabilities	3,093,341	1,196,119

Stockholders' deficit
Convertible preferred stock, Series A $.0001 par value, 1,000,000 shares authorized, 0 shares issued and outstanding, at April 30, 2016 and April 30, 2015	—	—
Convertible preferred stock, Series B $.0001 par value, 8,534,625 shares authorized, 0 shares issued and outstanding at April 30, 2016 and April 30, 2015	—	—
Common stock, $.0001 par value, 1,500,000,000 shares authorized, 336,919,939 and 110,329,703 outstanding
at April 30, 2016 and April 30, 2015	33,692	11,033
Additional paid in capital	3,700,764	3,189,666
Less: amount due from related party subscriber under subscription agreement	—	(52,961)
Accumulated deficit	(5,031,490)	(4,179,374)
Total stockholders' deficit	(1,297,034)	(1,031,636)
Total liabilities and stockholders' deficit	$1,796,307	$164,483

See accompanying Notes to Consolidated Financial Statements

F-3

ProGreen US, Inc.

Consolidated Statements of Operations

	Years Ended
	April 30,
	2016	2015
Revenues:

Proceeds from sale of properties	$-	$200,000
Proceeds from sale of properties, related party	-	75,000
Rental revenue	23,880	-
Commissions revenue	-	82,594
Management fee revenue	12,078	11,052
Construction services revenue	177,171	92,389
Construction services revenue, related party	-	24,040
Other income	1,335	1,904
Total Revenue	$214,464	$486,979
Expenses:
Cost of properties sold	-	170,479
Cost of properties sold, related party	-	73,688
Cost of construction services	177,823	84,278
Cost of construction services, related party	-	21,855
Selling, General & administrative	230,156	262,134
Professional fees	256,750	173,865
Total operating expenses	$664,729	$786,299

Operating loss	(450,265)	(299,320)
Other expenses and income:
Interest expense, net	(239,097)	(107,220)
Gain on Sale of Asset	8,147	-
Derivatives loss	(170,901)	-
Loss before income tax expense	$(852,116)	$(406,540)

Net Loss	$(852,116)	$(406,540)

Net loss per share - basic and fully diluted	$(0.00)	$(0.00)

Weighted average shares outstanding - basic and fully diluted	179,909,164	105,365,319

See accompanying Notes to Consolidated Financial Statements

F-4

ProGreen US, Inc.

Consolidated Statements of Stockholders' Deficit

	Number of			Amount Due
	Shares		Additional	Under		Net
	Issued and	Common	Paid In	Subscription	Accumulated	Stockholders'
	Outstanding	Stock	Capital	Agreement	Deficit	Deficit

Balance at April 30, 2014	104,329,703	$10,433	$3,122,707	$(151,189)	$(3,772,834)	$(790,883)

Amount due from subscriber under subscription agreement			10,892	(10,892)		-
Amount received from subscriber under subscription agreement				109,120		109,120
Stock issued under convertible debenture	6,000,000	600	23,400			24,000
Compensation - restricted stock units			32,667			32,667
Net loss					(406,540)	(406,540)
Balance at April 30, 2015	110,329,703	$11,033	$3,189,666	$(52,961)	$(4,179,374)	$(1,031,636)

Amount due from subscriber under subscription agreement			1,038	(1,038)		-
Amount received from subscriber under subscription agreement				53,999		53,999
Stock issued under convertible debenture	219,090,236	21,909	133,984			155,893
Derivative liability extinguished on conversion			360,073			360,073
Reclass of APIC to derivative			(260,941)			(260,941)
Reclass from derivative to APIC			212,694			212,694
Stock issued under services contracts	7,500,000	750	52,750			53,500
Compensation - restricted stock units			11,500			11,500
Net loss					(852,116)	(852,116)
Balance at April 30, 2016	336,919,939	$33,692	$3,700,764	$-	$(5,031,490)	$(1,297,034)

See accompanying Notes to Consolidated Financial Statements

F-5

ProGreen US, Inc.

Consolidated Statements of Cash Flows

	Years Ended
	April 30,
	2016	2015
Cash provided by (used in) operating activities
Net loss	$(852,116)	$(406,540)
Adjustments to reconcile net loss to net cash used in operating activities:
Compensation - restricted stock units	11,500	32,667
Depreciation	17,051	13,592
Bad debt expense	2,137	-
Gain on sale of asset	(8,147)	-
Gain on sale of properties	-	(30,833)
Noncash Commission	-	(15,000)
Loss on derivatives	170,901	-
Amortization of discounts on debenture to related party	-	4,031
Amortization of debt discount	157,799	-
Acquisition and development of properties	-	(137,331)
Proceeds from sale of properties	-	75,000
Common shares issued for services	53,500	-
Changes in operating assets and liabilities:
Other receivables - related party	1,055	1,306
Accounts receivable	26,171	(24,065)
Prepaid expenses	3,346	108
Deposits	1,486	-
Accounts payable and accrued expenses	96,420	149,336
Payable under management agreement	(44,950)	30,113
Cash used in operating activities	(363,847)	(307,616)

Cash provided by investing activities
Proceeds from sale of asset	10,000	-
Proceeds from note receivable	-	1,570
Loan to note receivable - related party	(110,000)
Cash received in ARG acquisition	71,840
Cash provided by (used in) investing activities	(28,160)	1,570

Cash provided by (used in) financing activities
Proceeds from notes payable	-	96,329
Repayment of notes payable	(28,186)	-
Proceeds from advances from related party	259,000	-
Repayment of notes payable related party	-	(40,000)
Proceeds from convertible debentures	68,000	76,000
Proceeds from line of credit	137,514	-
Decrease in obligations under capital leases	(7,703)	(12,838)
Collection of amount due under stock subscription	53,999	109,120
Cash provided by financing activities	482,624	228,611

Net change in cash	90,617	(77,435)
Cash at beginning of period	99,325	176,760
Cash at end of period	189,942	99,325
Supplemental information:
Cash paid for interest	$17,676	$4,869

Noncash investing and financing transactions:
Noncash transaction: assignment of debt	$476,000	$-
Noncash transaction: note payable issued to purchase ARG	$1,157,270	$-
Noncash transaction: accrued interest added to debt principal	$5,376	$-
Noncash transaction: stock issued under convertible debenture	$155,893	$24,000
Noncash transaction: discount on derivatives	$140,925	$-
Noncash transaction: derivative liability extinguished on conversion	$360,073	$-
Noncash transaction: reclass of APIC to derivative	$(260,941)	$-
Noncash transaction: reclass from derivative to APIC	$212,694	$-
Noncash transaction: proceeds from notes payable upon sale of properties	$-	$207,122
Noncash transaction: repayment of notes payable upon sale of properties	$-	$385,000
Noncash transaction: transfer of convertible debenture from related party	$-	$476,000

See accompanying Notes to Consolidated Financial Statements

F-6

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 1. Financial Statement Presentation

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. The financial statements and notes are the representations of management. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

History and nature of business

ProGreen US, Inc., a Delaware corporation, and its wholly owned subsidiaries (collectively, the “Company”) own and manage residential real estate rental property in the Oakland County, Michigan area.

On April 30, 2009, the Company (formerly known as Diversified Product Inspections, Inc.) ceased previous operations and settled an outstanding lawsuit which resulted in a change of ownership and management. Following the settlement on April 30, 2009, the Company had no assets, no liabilities, and had 13,645,990 shares of common stock outstanding.

On July 21, 2009, the Company formed ProGreen Properties, Inc. as a wholly-owned subsidiary and merged ProGreen Properties, Inc. into the Company, which was the surviving corporation in the merger.  In connection with the merger, the Company changed its name from Diversified Product Inspections, Inc. to ProGreen Properties, Inc.  The change of the Company’s name to ProGreen Properties, Inc. became effective on September 11, 2009 with approval by the Financial Industry Regulatory Authority (FINRA) as effective for trading purposes in the OTC Bulletin Board market under the new symbol PGEI. Pursuant to Board of Directors authorization, the Company changed its name to Progreen US, Inc. with the filing of a Certificate of Amendment with the Secretary of State of Delaware on July 11, 2016, which was approved by FINRA effective for trading purposes on July 22, 2016.

In December 2009, ProGreen Realty LLC (“ProGreen Realty”) was formed as a wholly owned subsidiary of the Company. ProGreen Realty acts as the real estate broker for the Company. All assets, liabilities, revenues and expenses are included in the consolidated financial statements of the Company.

On October 31, 2011 ProGreen Properties Management LLC (“Properties Management”) was formed as a wholly owned subsidiary of the Company which manages the Company owned properties as well as certain of the sold properties under management agreements. All assets, liabilities, revenues and expenses are included in the consolidated financial statements of the Company.

These investment properties are marketed exclusively by ProGreen Realty and managed by ProGreen Management. As of April 30, 2015 the Company owned no investment properties.

Effective December 22, 2014 the Company entered into an interim operating agreement (the “Interim PAJV Operating Agreement”) with American Residential GAP, LLC (“ARG” or “ARG LLC”) to form PAJV LLC (“PAJV”), a Michigan limited liability company. American Residential Fastigheter AB (“AMREFA”) is ARG’s sole member. The Company and ARG each owned 50% of PAJV. There were no capital contributions. PAJV will acquire, own, operate, improve and hold for sale real estate properties under development. PAJV will fund the purchases of properties with loans from ARG. During fiscal 2015 PAJV sold three leased properties to ARG LLC effective February 1, 2015, and sold a fourth property to ARG LLC in March 2015. Our agreement with AMREFA was restructured through a March 15, 2015, amendment to the Investment Agreement with AMREFA, superseding the December 2014 Interim PAJV Operating Agreement. As of this date the Company is no longer a 50% owner of the PAJV. The amendment provides for ARG LLC (the U.S. real estate subsidiary) to fund 100% of all financing requirements for real estate projects, which would be owned by specific joint ventures or ARG LLC, with Progreen handling everything from acquisition to sale and receiving a profit participation payment for a return on the property above 9.5%.

F-7

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 1. Financial Statement Presentation – continued

In January 2015, ProGreen Construction LLC (“ProGreen Construction”) was formed as a wholly owned subsidiary of the Company. ProGreen Construction performs all construction and development services for the properties held under development. During the year ended April 30, 2015 ProGreen Construction recognized construction costs of $21,855 and provided construction services to the PAJV, while the Company was a 50% owner of the PAJV, in the amount of $24,040 relating to one of PAJV’s properties under development. ProGreen Construction charges PAJV ten percent of materials and services costs as an administrative fee. This fee totaled $2,185 for the year ended April 30, 2015.

During the year ended April 30, 2015 the Company spent approximately $137,000 to acquire and/or develop three properties, all of which were sold during 2015 with cash proceeds of $75,000.

On February 12, 2016, Progreen signed a definitive joint venture agreement with INMOBILIARIA CONTEL S.R.L.C.V. (“CONTEL”) to form a joint venture (“Baja Joint Venture”), in connection with expanding our real estate development operations to include Baja California, Mexico. We have committed to a contribution up to the amount of $ 350,000 and in April 2016 we contributed $110,000 to Baja Joint Venture. See Note 6.

On March 8, 2016, the Company restructured its working arrangements with AMREFA through entry into a purchase agreement, amended March 16, 2016, with AMREFA for the purchase of AMREFA’s U.S. subsidiary, ARG LLC, which holds real estate properties in Birmingham, Michigan, that were purchased by AMREFA and which we have managed for AMREFA. The purchase price was paid by the issuance to AMREFA of 8,093,541 shares of a new Series B Preferred Stock however at April 30, 2016 the shares have not been issued and we recorded a note payable to AMREFA in the amount $1,157,270 including a present value discount of $127,730. At April 30, 2016 the amortized balance due AMREFA totaled $1,170,811. See Notes 5, 15 and 25.

SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

GOING CONCERN

The Company’s financial statements for the year ended April 30, 2016, have been prepared on a going concern basis which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.  The Company has incurred losses from operations since its change of ownership, management and line of business on April 30, 2009.  Management recognizes successful business operations and the Company’s transition to attaining profitability are dependent upon obtaining additional financing and achieving a level of revenue adequate to support its cost structure. These conditions raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of uncertainties.

The Company will continue to incur costs that are necessary for it to remain an active public company.  In the current fiscal year, the Company used approximately $364,000 of cash to support its operations and such cash needs are expected to continue in the upcoming year.  As of April 30, 2016, the Company has approximately $190,000 in cash. During the year ended April 30, 2016 the Company financed its operations through issuance of common shares for services rendered, proceeds from related party advances, proceeds from collection of amounts due under the stock subscription agreement and issuance of convertible debt.

F-8

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 1. Financial Statement Presentation – continued

Basis of consolidation

The consolidated financial statements include the accounts and records of the Company and its wholly-owned subsidiaries: ProGreen Realty, Progreen Properties Management, ProGreen Construction, ARG, LLC and Procon Baja JV. All significant intercompany accounts and transactions have been eliminated. FASB Accounting Standards Codification (“ASC”) Topic 810, “Consolidation,” requires a company’s consolidated financial statements to include subsidiaries in which the company has a controlling financial interest. This requirement usually has been applied to subsidiaries in which a company has a majority voting interest. Currently, all of the Company’s subsidiaries are wholly-owned.

Estimates

The preparation of financial statements in conformity with the accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and trade receivables. The Company places its cash with high credit quality financial institutions. At times such cash may be in excess of the FDIC limit. With respect to trade receivables, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that the receivable credit risk exposure is limited.

Cash

Cash consists solely of cash on deposit with financial institutions.

Properties under development

Properties under development are recorded at cost from expenditures relating to the acquisition, development, construction, and other costs that enhance the value or extend the life of rental properties which are capitalized using the specific identification method to accumulate costs.

Allowance for doubtful accounts

An allowance for doubtful accounts is management’s best estimate of the probable credit losses in the exiting accounts receivable. Management determines the allowance based on historical write-off experience and an understanding of customer payment history. All amounts deemed to be uncollectible are charged against the allowance for doubtful accounts in the period that determination is made. Management considers all accounts receivable collectible and, therefore, an allowance for doubtful accounts has not been recorded at April 30, 2016 and 2015.

Note receivable – rental property

The note receivable was carried at amortized cost. Interest income on the note receivable was recognized on the accrual basis based on the principal balance outstanding. During the current fiscal year management determined the note is uncollectible and it was written off in full.

F-9

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 1. Financial Statement Presentation – continued

Goodwill

The cost of acquiring ARG in excess of the underlying fair value of net assets at date of acquisition is recorded as goodwill and is assessed annually for impairment. If considered impaired, goodwill will be written down to fair value and a corresponding impairment loss recognized The Company performed goodwill impairment testing for 2016 and it did not result in an impairment.

Property and equipment

Property and equipment are recorded at cost.

Depreciation is computed using the straight-line method over the estimated useful life of the property and equipment, as follows:

	Lives	Method
Vehicles	5 years	Straight line
Furniture	10 years	Straight line
Office equipment	5 years	Straight line
Rental property	27.5 years	Straight line

Impairment of Long Lived Assets

The Company evaluates its real estate assets for impairment periodically or whenever events or circumstances indicate that its carrying amount may not be recoverable. If an impairment indicator exists, we compare the expected future undiscounted cash flows against the carrying amount of an asset. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the asset, we would record an impairment loss for the difference between the estimated fair value and the carrying amount of the asset.

Rental revenue recognition

Real estate properties are leased under operating leases. Rental income from these leases is recognized on a straight-line basis over the term of each lease.

Management fee revenue recognition

ProGreen Management has entered into management agreements with certain property owners whereby the Company manages, leases, operates, maintains and repairs the properties for which it receives a management fee of ten percent of the monthly rent. Revenue is recognized as services are performed.

Construction service revenue recognition

ProGreen Construction performs all construction and development services for the properties held by the Company and collects ten percent of materials and services costs as construction revenue. Revenue is recognized as services are performed.

F-10

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 1. Financial Statement Presentation – continued

Property sales revenue recognition

Property sales revenue and related profit are generally recognized at the time of the closing of the sale, when title to and possession of the property are transferred to the buyer. In situations where the buyer's financing is provided by the Company and the buyer has not made an adequate initial or continuing investment as required by ASC 360-20, "Property, Plant, and Equipment - Real Estate Sales" ("ASC 360-20"), the profit on such sales is deferred or recognized under the installment method, unless there is a loss on the sale in which case the loss on such sale would be recognized at the time of closing. There were no such deferred amounts at either April 30, 2016 or 2015.

Advertising costs

Advertising costs are expensed as incurred. Total advertising expenditures for the years ended April 30, 2016 and 2015 were approximately $1,400 and $3,200, respectively.

Tenant deposits

The Company requires tenants to pay a deposit at the beginning of each lease. This deposit may be used for unpaid lease obligations or repair of damages based on the Company’s determination. If the tenant has not defaulted on the lease, the Company will return the deposit to the tenant at the end of the lease. The Company holds the tenant deposits for the properties under management.

Deferred revenue

The Company may require tenants to prepay rent. The prepaid rent is amortized over the term of the lease using the straight-line method. Deferred revenue is $0 at April 30, 2016 and 2015.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a Black-Scholes option pricing model, in accordance with ASC 815-15 “Derivative and Hedging” to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Income taxes

The Company accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable to future years to the differences between the financial statement carrying amounts and the tax bases of reported assets and liabilities.

F-11

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 1. Financial Statement Presentation – continued

Earnings (loss) per Share

Basic earnings (loss) per share assumes no dilution and is computed by dividing net income available to common stockholders by the weighted average number of common stock outstanding during each period. Diluted earnings per share reflects, in periods in which they have a dilutive effect, the effect of common shares issuable upon the exercise of stock options or warrants, using the treasury stock method of computing such effects and contingent shares, or conversion of convertible debt. There are no common stock equivalents as of April 30, 2016 and 2015.

Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation-Stock Compensation”. ASC 718 requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period.

Non-Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with the provision of ASC 505, “Equity Based Payments to Non-Employees” (“ASC 505”), which requires that such equity instruments are recorded at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying equity instruments vest.

Reclassifications

Certain amounts in previous periods have been reclassified to conform to 2016 classifications.

Related Parties

In accordance with ASC 850 “Related Party Disclosures” a party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases (Topic 842) (the “ASU”). The ASU requires the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. The ASU allows for early adoption, however, management is currently evaluating the potential impact of these changes in the consolidated financial statements of the Company.

F-12

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 1. Financial Statement Presentation – continued

In April 2015 the FASB issued Accounting Standard’s Update No. 2015-03 “Interest Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs” The update requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. The recognition and measurement guidance for debt issuance costs are not affected by this update. The adoption of the guidance is not expected to have a material impact on the Company's Consolidated Financial Statements or the Notes thereto as it is a presentation matter.

We do not expect that any other recently issued accounting pronouncements will have a material impact on our consolidated financial statements.

Note 2. Rental Properties and Property Under Development

Rental properties and property under development at April 30, 2016 and 2015 are summarized as follows:

	April 30,	April 30,
	2016	2015
Rental properties	$1,012,698	$-
Less: accumulated depreciation	(6,138)	-
Rental properties, net of accumultaed depreciation	$1,006,560	-

Property under development	$294,179	$-

Depreciation expense for the years ended April 30 2016 and 2015 totaled $6,138 and $0 respectively.

The Company owned thirteen and no rental properties as of April 30, 2016 and 2015, respectively. The Company held one and no properties under development as of April 30, 2016 and 2015, respectively.

Note 3. Accounts Receivable

Accounts receivable totaled $1,194 and $27,365 at April 30, 2016 and 2015, respectively and is comprised of amounts due from ARG for construction work performed by ProGreen Construction in the amount of $0 and $24,870 at April 30, 2016 and 2015, respectively and amounts due from tenants for properties managed by Progreen Management in the amount of $1,194 and $2,495 at April 30, 2016 and 2015, respectively.

Note 4. Note Receivable - Rental Property

On August 21, 2012 the Company sold one property with a sales price of $60,000 of which $10,000 was financed by the Company which is recorded as a note receivable with a balance of $0 and $2,137 as of April 30, 2016 and April 30, 2015, respectively. During the current fiscal year management determined the note is uncollectible and it was written off in full. The amount of $2,137 was charged to bad debt expense in the year ended April 30, 2016.

F-13

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 5. Business Combination

On March 8, 2016, the Company restructured its working arrangements with AMREFA through entry into a purchase agreement, amended March 16, 2016, with AMREFA for the purchase of a 100% interest in AMREFA’s U.S. subsidiary, ARG LLC (ARG), which holds real estate properties in Birmingham, Michigan, that were purchased by AMREFA and which the Company managed for AMREFA. The Company will pay the purchase price of $1,285,000 by the issuance to AMREFA of 8,093,541 shares of a new Series B Preferred Stock however at April 30, 2016 the shares have not been issued and we recorded a note payable to AMREFA in the amount $1,157,270 including a present value discount of $127,730. At April 30, 2016 the note payable balance due AMREFA totaled $1,170,811, net of $114,189 of unamortized discount. During the year ended April 30, 2016, $13,541 was recognized as amortization of debt discount.

The acquisition is accounted for under ASC 805 Business Combination and the transaction is recorded at fair value on acquisition date. The Company recorded Goodwill in the amount of $180,011 in connection with the purchase of ARG.

The following table summarizes the fair values of the assets acquired and liabilities assumed at the acquisition date:

Cash	$71,840
Rental property and property under development	1,306,876
Accrued liabilities and interest	(14,357)
Notes payable	(387,100)

Total Identifiable Net Assets	977,259

Goodwill	180,011

Total Purchase Price	$1,157,270

Rental property and property under development

The fair value of rental property and property under development acquired is based on estimated selling prices of the properties, net of estimated selling costs.

Accrued liabilities and interest

The fair value of accrued liabilities and interest include amounts due to ProGreen Construction and Properties Management and accruals for interest on notes payable which approximate acquisition date amounts.

Notes payable

The fair value of notes payable comprises amounts due under promissory note agreements with a bank and the Company’s controller which approximate acquisition date amounts. See Notes 11 and 12.

Note 6. Note Receivable - Related Party

On February 12, 2016, the Company signed a definitive joint venture agreement with INMOBILIARIA CONTEL S.R.L.C.V. (“CONTEL”) to form a joint venture (“Baja Joint Venture”), in connection with expanding real estate development operations to include Baja California, Mexico. The property acquired by the Baja Joint Venture will be developed for seeding purposes and eventually sold to a third party. The Company is committed to a contribution up to the amount of $350,000. The Company accepts a share of the Baja Joint Venture’s profits and losses and is entitled to recover all contribution upon completion of the sale of the property. In April 2016 the Company contributed $110,000 to Baja Joint Venture which is accounted for as an investment loan. Note Receivable - Related Party totaled $110,000 and $0 as of April 30, 2016 and 2015, respectively.

F-14

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 7. Property and Equipment

Major classifications of property and equipment at April 30, 2016 and 2015 are summarized as follows:

	April 30,	April 30,
	2016	2015
Vehicles	$40,902	$63,252
Furniture	3,564	3,564
Office equipment	2,926	2,926
Total vehicles, furniture and equipment	47,392	69,742
Less: accumulated depreciation	(35,764)	(45,347)
Net carrying amount	$11,628	$24,395

Depreciation expense for the years ended April 30 2016 and 2015 totaled $10,913 and $13,592, respectively.

Note 8. Payable Under Management Agreement

ProGreen Management has entered into management agreements with certain property owners whereby the Company manages, leases, operates, maintains and repairs the properties for which it receives a management fee of ten percent of the monthly rent. ProGreen Management collects rent and remits the property owners’ portion of collected rent, net of a management fee to the owners. At April 30, 2016 and April 30, 2015 net rent amounts due totaled $0 and $36,900, respectively.

In addition, for certain properties the Company guaranteed rents, in accordance with the terms of each lease, through various dates through January 1, 2016. During this fiscal year, the rent guarantees expired with no payments required, thus the recorded reserves in the amount of $10,000 were reversed and included in reserve for rent recovery in the accompanying Consolidated Statement of Operations for the year ended April 30, 2016. Recorded reserves totaled $10,000 as of April 30, 2015 which are included in accounts payable and accrued expenses in the accompanying Consolidated Balance Sheet.

Note 9. Obligations Under Capital Leases

The Company leases a vehicle under a capital lease expiring in fiscal 2018.

The following is a schedule by year of future minimum lease payments under the capital lease together with the present value of the net minimum lease payments as of April 30, 2016:

Year ending April 30,
2017	$8,152
2018	3,397
Total minimum lease payments	11,549

Less amounts representing interest	(247)
Present value of future minimum lease payments	$11,302

Total lease payments made in fiscal 2016 and 2015 were $8,152 and $13,712, consisting of $7,703 and $12,838 principal and $449 and $874 interest, respectively. Principal payments are shown on the Company’s Consolidated Statements of Cash Flow under Financing Activities. Interest expense is included in the Company’s Consolidated Statements of Operations.

F-15

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 9. Obligations Under Capital Leases – continued

The cost of the vehicles in the amount of $40,902 and $63,252 at April 30, 2016 and 2015, is included in the Company’s Consolidated Balance Sheets as a component of vehicles, furniture and equipment, and is being depreciated over the estimated useful life of five years. Depreciation expense of $10,415 and $12,650 is included in the Company’s Consolidated Statements of Operations for the years ended April 30, 2016 and 2015, respectively. During fiscal 2016 the Company sold one of the vehicles for which the note payable was paid in full as of April 30, 2015. The proceeds from the sale totaled $10,000 and the Company recognized a gain on the sale of the vehicle in them amount of $8,147 which is included in the Company’s Consolidated Statement of Operations for the year ended April 30, 2016.

Note 10. Notes Payable

On July 19, 2013, the Company entered into an Investment Agreement (“AMREFA Agreement”) with AMREFA, which provided generally for an intended investment of up to $3,000,000 by AMREFA for the purpose of acquisition of investment properties in the U.S. from the Company. During the year ended April 30, 2015, AMREFA loaned the Company an additional $303,452, of which $207,122 was non cash in connection with the sale of three properties and $96,330 was received in cash of which $75,000 was received in connection with the sale of one of the properties. The Company reduced the amount due to AMREFA by $215,000 in the form of noncash as a result of the Company’s sale of two properties to ARG, whose sole member was AMREFA, during the year ended April 30, 2015. The Company also reduced the amount due to AMREFA by $135,000 in the form of noncash as a result of the Company’s sale of one property under development to PAJV, while the Company was a 50% owner in PAJV, during year ended April 30, 2015. In addition the Company reduced the accrued interest payable due to AMREFA in the amount of $20,219 in the form of noncash as a result of the sales of the three properties. The Company also reduced the amount due to AMREFA by $35,000 in the form of noncash as a result of the Company’s commission earned on the sale of one of the PAJV’s properties. The commission totaled $15,000 and a new note payable in the amount of $22,800, which included accrued interest of $2,800, was issued.

As of April 30, 2015 notes payable to AMREFA total $289,346 plus accrued interest totaling $13,206. The notes payable and accrued interest were due in less than twelve months. However, pursuant to an Instalment Payment Agreement (June 2015 Instalment Payment Agreement) entered into on June 25, 2015 with AMREFA, the Company refinanced its outstanding principal and interest on loans to the Company from AMREFA. This agreement replaced all outstanding notes by a single 8% promissory note in the principal amount of $289,346, due July 15, 2017, amortized by instalment payments of principal and interest commencing with an initial payment in July 2015 of $45,000, including accrued interest of $17,000, which payment was made on July 15, 2015. EIG, a major shareholder of the Company, guaranteed Progreen’s obligations under the June 2015 Instalment Payment Agreement. During fiscal 2016 the Company made payments to AMREFA totaling $28,186 in connection with the June 2015 Instalment Payment Agreement.

F-16

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 10. Notes Payable – continued

The table below summarizes the effects of sales of the three properties and the commission earned by the Company during the year ended April 30, 2015:

		Proceeds in the form of :
	Selling Price	Cash	Noncash Debt Pay Down	Noncash Payment of Accrued Interest Payable	Issuance of Debt	Book Value	Gain

23270 Helen Street, Southfield Michigan	$110,000		$175,000	$10,459	$89,563	$96,699	$13,301

21198 Berg Street, Southfield Michigan	90,000	$75,000	40,000	2,010	27,009	73,780	16,220

24442 Kinsel Street, Southfield, Michigan	75,000		135,000	7,750	67,750	73,688	1,312

Total Properties Sold	$275,000	$75,000	$350,000	$20,219	$184,322	$244,167	$30,833

						Commission
21000 Westover, Southfield, Michigan			$35,000	$2,800	$22,800	$15,000

Total	$275,000	$75,000	$385,000	$23,019	$207,122	$15,000	$30,833

As of April 30, 2016 notes payable to AMREFA total $261,150 plus accrued interest totaling $14,653.

During the year ended April 30, 2015, the Company entered into two notes payable in the form of noncash to the City of Southfield totaling $14,106 (collectively, the “Southfield debt”) to finance the City of Southfield’s assessments on one of the Company’s sold properties. The Southfield debt and accrued interest is due over a 17 year period commencing August 31, 2015.

F-17

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 10. Notes Payable – continued

The Company is indebted as follows:

	January	April , 30
	2016	2015
Note Payable to City of Southfield dated October 29, 2014 bears a fixed rate of interest of 3.00% and requires interest only annual payments for the first three years of the note. Commencing in year four principal and interest are due in fifteen annual installments. The note payable is secured by a property located at 23270 Helen Street, Southfield Michigan.	$6,000	$6,000

Note Payable to City of Southfield dated September 19, 2014 bears a fixed rate of interest of 3.00% and requires interest only annual payments for the first three years of the note. Commencing in year four principal and interest are due in fifteen annual installments. The note payable is secured by a property located at 23270 Helen Street, Southfield Michigan.	8,106	8,106

Note Payable to AMREFA dated June 25, 2015 bears a fixed rate of interest of 8.00%. Payments plus accrued interest are due biannually as follows; January 15, 2016 $61,150, July 15, 2016 $65,000, January 15, 2017 $65,000 and July 15, 2017 $70,000. The note payable is guaranteed by a majority shareholder.	261,150	-

Note Payable to AMREFA dated March 6, 2015 bears a fixed rate of interest of 8.00% and requires no monthly payments. The principal and interest are due on or before March 6, 2016. The note payable is unsecured.	-	22,800

Note Payable to AMREFA dated January 8, 2015 bears a fixed rate of interest of 8.00% and requires no monthly payments. The principal and interest are due on or before January 8, 2016. The note payable is unsecured.	-	67,750

Note Payable to AMREFA dated October 1, 2014 bears a fixed rate of interest of 8.00% and requires no monthly payments. The principal and interest are due on or before October 1, 2015. The note payable is unsecured.	-	27,009

Note Payable to AMREFA dated October 1, 2014 bears a fixed rate of interest of 8.00% and requires no monthly payments. The principal and interest are due on or before October 1, 2015. The note payable is unsecured.	-	75,457

Note Payable to AMREFA dated June 25, 2014 bears a fixed rate of interest of 8.00% and requires no monthly payments. The principal and interest are due on or before June 25, 2015. The note payable is unsecured.	-	96,330

	$275,256	$303,452

Note 11. Notes Payable Related Party

In connection with the Company’s purchase of ARG, effective March 8, 2016 the Company assumed a $40,000 note payable plus accrued interest in the amount of $907, which was due to the Company’s controller under the terms of a promissory note payable effective November 27, 2015. The note bears a fixed rate of interest of 8.00% and requires no monthly payments. Additional interest of 5% is due if the Company defaults on the terms of the note payable. The note is secured by the property at 24442 Kinsel Street, Southfield, Michigan which the Company acquired in the ARG purchase. The note will be paid upon the sale of the Kinsel Street Property. See Note 5.

The note payable to the Company’s controller had a balance outstanding of $40,000 and $0 as of April 30, 2016 and 2015, respectively and the Company recorded interest expense in connection with this note payable in the amount of $471 and $0 for the years ended April 30, 2016 and 2015, respectively. Accrued interest due under this note payable totaled $1,378 and $0 as of April 30, 2016 and 2015, respectively.

F-18

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 12. Note Payable Bank of Birmingham

In connection with the Company’s purchase of ARG, effective March 8, 2016 the Company assumed a $347,100 note payable plus accrued interest in the amount of $5,386, which was due to the Bank of Birmingham under the terms of a promissory note payable effective January 26, 2015. Principal was due in full on February 5, 2016. Effective March 4, 2016 the Company entered into a new note payable to Bank of Birmingham in the amount of $490,000 which was comprised of the principal and interest due under the previous note ($352,486) plus additional proceeds and fees totaling $137,514, resulting in a note payable totaling $490,000. Interest is calculated at 6% per annum. Principal and interest in the amount of $3,534 are payable monthly commencing May 5, 2016 until April 5, 2021 when the then outstanding principal and interest are due. The note is secured by all properties and related rents which the Company acquired in the ARG purchase. See Note 5.

The note payable had a balance outstanding of $490,000 and $0 as of April 30, 2016 and 2015, respectively and the Company recorded interest expense in connection with this note payable in the amount of $2,858 and $0 for the years ended April 30, 2016 and 2015, respectively. Accrued interest due under the note payable totaled $2,858 and $0 as of April 30, 2016 and April 30, 2015, respectively.

Principal payment requirements on the notes payable to Bank of Birmingham for the years ending after April 30, 2016 are as follows:

2017	$11,895
2018	13,699
2019	14,556
2020	15,394
2021	434,456
Thereafter	-
Total	$490,000

Note 13. Related Party Advances

In July 2015 EIG, a major shareholder of the Company, advanced the Company $46,000. In November 2015 EIG advanced the Company an additional $13,000. By agreement, which is in negotiation, between EIG and the Company, these advances have no established repayment terms nor do they earn interest and are unsecured. Related party advance totaled from EIG totaled $59,000 and $0 at April 30, 2016 and 2015, respectively. See Note 25.

The Company has entered into subscription agreements with three stockholders, Jan Telander, the Company’s President and CEO; Ulf Telander, the CEO of EIG; and Frederic Telander, the CEO of SolTech Energy Sweden AB, which provides solar energy solutions for all types of properties. The subscription agreements provide for the investment in the Company by each of the three stockholders of $100,000 through the purchase of 100,000 shares each of Series A Preferred Stock. During the last quarter of fiscal 2016, the Company received $200,000 as payment for 200,000 of the shares. The shares were issued subsequent to April 30, 2016 thus the Company recorded an amount due stockholders in the amount of $200,000. The remaining 100,000 shares in the amount of $100,000 were purchased subsequent to April 30, 2016. See Note 25.

F-19

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 14. Fair Value Measurement and Derivative Losses

The Company utilizes the accounting guidance for fair value measurements and discloses for all financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis during the reporting period.

The fair value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability.  ASC 820, "Fair Value Measurements and Disclosures", establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.  These tiers are defined as follows:

Level 1 -	Observable inputs such as quoted market prices in active markets.

Level 2 -	Inputs other than quoted prices in active markets that are either directly or indirectly observable.

Level 3 -	Unobservable inputs about which little or no market data exists, therefore requiring an entity to develop its own assumptions.

During fiscal year ended April 30, 2016, the Company held certain financial instruments that were measured at fair value on a recurring basis. The Company determined that the convertible feature of the convertible note should be classified as a derivative liability under ASC 815-15 – “Derivatives and Hedging”. The fair value of the embedded instrument were categorized as Level 3.

During fiscal 2016, $425,413 of derivative liability was recorded as the notes became convertible of which $140,925 was recorded as debt discount, $23,547 as loss on derivative liability and $260,941 as re-class of equity to liability.

Upon full conversion of the convertible notes, 147,354 was recorded as loss on derivative liability, $140,925 of debt discount was fully amortized, $212,694 re-class from derivative to equity and $360,073 was extinguished through equity from derivative liability.

The fair value of the embedded derivative liabilities were determined using the Black-Scholes valuation model on the issuance dates with the assumptions in the table below.

Expected dividends	0%
Expected Volatility	166% - 676%
Stock price	$ 0.001 - $ .01
Discount rate	.04% -. 77%

F-20

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 15. Convertible Notes

KBM Worldwide, Inc. Convertible Note

Effective November 24, 2014, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with KBM Worldwide, Inc. (“KBM”), pursuant to which the Company issued KBM a convertible note in the amount of $43,000, bearing interest at the rate of 8% per annum (the “KBM Convertible Note”). The KBM Convertible Note provided KBM the right, during the period beginning on the date which is one hundred eighty (180) days following the date of the KBM Convertible Note, to convert the outstanding balance (including accrued and unpaid interest) into shares of the Company’s common stock at a 39% discount from the market price of the common stock and is payable, together with interest thereon, on November 24, 2015. The Company had the right to repay the KBM Convertible Note prior to maturity (or conversion), provided that it pays 110% of such the outstanding principal amount and accrued and unpaid interest thereon) if the note is repaid within the first 30 days after the issuance date. The prepayment penalty increases to 120% if repayment is during the period which is 31 to 60 days after the issuance date; 125%, if repayment is during the period which is 61 to 90 days after the issuance date; 130%, if repayment is during the period which is 91 to 120 days after the issuance date; and 135%, if repayment is during the period which is 121 days to 180 days after the issuance date. After 180 days have elapsed from the issuance date, the Company had no right to prepay the KBM Convertible Note.

During the year ended April 30, 2016 KBM converted the KBM Convertible Note into a total of 19,018,480 shares of Common Stock at a fair value as follows:

Conversion Date	Number of Shares of Common Stock	Principal and Interest Amount Converted (i)	Price per Share
May 26, 2015	1,967,213	$12,000	$0.00610
July 20, 2015	5,204,839	16,135	$0.00310
August 14, 2015	6,235,714	8,730	$0.00140
August 17, 2015	5,610,714	7,855	$0.00140
Totals - Year ended April 30, 2016	19,018,480	$44,720

(i) Includes accrued interest of $1,720.

There was no remaining principal balance or accrued interest due under the KBM Convertible Note at April 30, 2016. See Note 21.

Interest expense relating to this KBM debenture totaled approximately $240 and $1,480 for years ended April 30, 2016 and 2015, respectively. Accrued interest due totaled $0 and $1,480 at April 30, 2016 and April 30, 2015, respectively.

JMJ Financial Convertible Note

Effective September 10, 2015 the Company entered into a Convertible Promissory Note (“JMJ Note”) with JMJ Financial pursuant to which the Company issued JMJ Financial a convertible note in the amount of $250,000 with an original issue discount in the amount of $25,000. The principal amount due JMJ is based on the consideration paid. The maturity date is two years from the effective date of each payment. On September 10, 2015 the Company received consideration of $30,000 for which an original issue discount of $3,333 was recorded. There were no additional borrowings under the JMJ Note during the quarter ended January 31, 2016. The Company did not repay the JMJ Note on or before 90 days from the effective date, thus the Company was not able to make further payments on this JMJ Note prior to the maturity date and a one-time interest charge of 12% was applied to the principal amount. The JMJ Note provided JMJ Financial the right at any time, to convert the outstanding balance (including accrued and unpaid interest) into shares of the Company’s common stock at 60% of the average of two lowest trade prices in the 20 trading days previous to the conversion, additional discounts may apply in the case that conversion shares are not deliverable or if the shares are ineligible.

F-21

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 15. Convertible Notes – continued

During the year ended April 30, 2016 JMJ Financial converted the JMJ Convertible Note in its entirety and the original issue discount of $3,333 was fully amortized upon conversion,, into a total of 44,738,207 shares of Common Stock at a fair value as follows :

Conversion Date	Number of Shares of Common Stock	Principal and Interest Amount Converted *(i)	Price per Share
February 25, 2016	14,575,000	$3,498	$0.00024
March 17, 2016	15,300,000	13,770	$0.00090
March 28, 2016	14,863,207	20,065	$0.00135
Totals - Year ended April 30, 2016	44,738,207	$37,333

(i) Includes accrued interest of $4,000.

See Note 21.

Vis Vires Convertible Notes

Effective March 25, 2015, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with Vis Vires pursuant to which the Company issued Vis Vires a convertible note in the amount of $33,000, bearing interest at the rate of 8% per annum (the “March 2015 Vis Vires Convertible Note”). The March 2015 Vis Vires Convertible Note provided Vis Vires the right, during the period beginning on the date which is one hundred eighty (180) days following the date of the March 2015 Vis Vires Convertible Note, to convert the outstanding balance (including accrued and unpaid interest) into shares of the Company’s common stock at a 39% discount from the market price of the common stock and is payable, together with interest thereon, on March 16, 2016. The Company had the right to repay the March 2015 Vis Vires Convertible Note prior to maturity (or conversion), provided that it pays 110% of such the outstanding principal amount and accrued and unpaid interest thereon) if the note is repaid within the first 30 days after the issuance date. The prepayment penalty increases to 115% if repayment is during the period which is 31 to 60 days after the issuance date; 120%, if repayment is during the period which is 61 to 90 days after the issuance date; 125%, if repayment is during the period which is 91 to 120 days after the issuance date; 130%, if repayment is during the period which is 121 days to 150 days after the issuance date and 135% if repayment is during the period which is 151 days to 180 days after the issuance date. After 180 days have elapsed from the issuance date, the Company had no right to prepay the March 2015 Convertible Note.

Effective May 11, 2015, the Company entered into a second Securities Purchase Agreement with Vis Vires pursuant to which the Company issued Vis Vires a convertible note in the amount of $38,000, bearing interest at the rate of 8% per annum (the “May 2015 Vis Vires Convertible Note”). The May 2015 Vis Vires Convertible Note provides Vis Vires the right, during the period beginning on the date which is one hundred eighty (180) days following the date of the Vis Vires Convertible Note, to convert the outstanding balance (including accrued and unpaid interest) into shares of the Company’s common stock at a 39% discount from the market price of the common stock and is payable, together with interest thereon, on April 23, 2016. The Company had the right to repay the Vis Vires Convertible Note prior to maturity (or conversion), provided that it pays 110% of such the outstanding principal amount and accrued and unpaid interest thereon) if the note is repaid within the first 30 days after the issuance date. The prepayment penalty increases to 115% if repayment is during the period which is 31 to 60 days after the issuance date; 120%, if repayment is during the period which is 61 to 90 days after the issuance date; 125%, if repayment is during the period which is 91 to 120 days after the issuance date; 130%, if repayment is during the period which is 121 days to 150 days after the issuance date and 135% if repayment is during the period which is 151 days to 180 days after the issuance date. After 180 days have elapsed from the issuance date, the Company had no right to prepay the Vis Vires Convertible Note.

F-22

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 15. Convertible Notes – continued

During the year ended April, 2016 Vis Vires converted all of the March 2015 Vis Vires Convertible Note and May 2015 Vis Vires Convertible Note into a total of 155,333,549 shares of Common Stock at a fair value as follows:

Conversion Date	Number of Shares of Common Stock	Principal Amount Converted (i)	Price per Share
September 24, 2015	13,655,738	$8,330	$0.00061
December 29, 2015	15,020,833	3,605	$0.00024
December 30, 2015	15,020,833	3,605	$0.00024
January 13, 2016	18,027,027	6,670	$0.00037
January 29, 2016	11,270,833	2,705	$0.00024
February 16, 2016	20,935,484	6,490	$0.00031
February 17, 2016	7,878,378	1,595	$0.00020
February 17, 2016	13,081,081	4,840	$0.00037
February 18, 2016	25,147,887	17,855	$0.00071
February 22, 2016	15,295,455	15,305	$0.00100
Totals - Year ended April 30, 2016	155,333,549	$71,000

(i) Includes accrued interest of $2,840

See Note 21.

Interest expense relating to the Vis Vires debentures totaled approximately$4,174 and $0 for years ended April 30, 2016 and 2015, respectively. Accrued interest due totaled $0 and $260 at April 30, 2016 and April 30, 2015, respectively.

Note 16. Note Payable Related Party and Convertible Debenture

On November 5, 2009, the Company issued a 13.5% Secured Convertible Debenture (the “Debenture”) to Rupes Futura AB (“RF”), an investment company controlled by Henrik Sellmann, a former director of the Company, providing for a loan to the Company of $500,000. The Debenture is due November 2014. Additionally, the Company issued to RF 500,000 shares of Common Stock of the Company as a Commitment Fee. The value of the Common Stock at the time of issuance was $30,000 and is recorded as debt discount. The Commitment Fee is being amortized over five years, the term of the Debenture, using the effective interest method.

Interest is payable at an annual rate of 13.5%, payable annually in arrears in shares of Common Stock of the Company, valued at the Conversion Price (defined below) as of the due date of the interest payment or the Company, at its sole option, may elect to pay any interest payment on the Debenture in cash, such cash interest payment to be payable no later than one hundred eighty (180) days from the original interest payment due date. The Debenture is convertible in whole or in part into Common Stock at the option of RF at the Conversion Price at any time following the date that is two years from the Closing Date. If RF elects to convert any unpaid principal amount of the Debenture it shall be entitled to receive shares of Common Stock on conversion equal in value, at the Conversion Price, to 115% of the unpaid principal amount of the Debenture. The conversion feature has intrinsic value of $75,000 that is recorded as debt discount which was amortized over two years, the required holding period for RF, using the effective interest method. The debt discount was fully amortized as of April 30, 2016 and 2015. The effective interest rate on the Debenture as a result of the debt discounts noted above was 11.75% and 14.36% which resulted in interest expense of $48,591 and $71,500 for the years ended April 30, 2016 and 2015, respectively. On February 6, 2015 6,000,000 shares of Common Stock were issued to RF pursuant to a partial conversion in the amount of $24,000 of the $500,000 convertible debenture. The conversion price was $0.004 per common share.

F-23

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 16. Note Payable Related Party and Convertible Debenture – continued

On October 22, 2014, Henrik Sellmann resigned as a director of the Company thus RF is no longer a related party. The outstanding balance of the convertible debenture in the amount of $476,000 was reclassified to Convertible Debenture from Convertible Debenture Payable to a Related Party in the accompanying Consolidated Balance as of April 30, 2015.

Effective December 19, 2014 the debenture was amended to allow the Company to elect to pay the 2013 interest due in the amount of $50,700 (the “2013 Interest”), on the debenture by the issuance of 1,690,000 shares of the Company’s Common Stock to RF. See Note 24.

Effective February 9, 2016, the Company entered into an agreement with the Company’s largest stockholder, whereby EIG assumed all of the Company’s obligations under this 13.5% convertible debenture due to RF, which has agreed to assumption of the convertible debenture obligations by EIG. Subsequent to April 30, 2016 EIG was compensated by the issuance of shares of Series A Preferred Stock. See Note 25.

The convertible debenture was transferred to note payable related party, which is not convertible. The portion of the accrued interest assumed by EIG in the amount of $148,613 was transferred to accrued interest payable related party. As of April 30, 2016 the outstanding balance of the note payable related party was $476,000, plus accrued interest of $148,613. As of April 30, 2015 the outstanding balance of the convertible debenture was $476,000 plus accrued interest of $150,722.

Note 17. Related Party Subscription Agreement

On July 21, 2009, the Company entered into a Subscription Agreement with EIG, an investment company then controlled by Jan Telander, the Company’s Chief Executive Officer and controlling stockholder for the sale by the Company to EIG of an aggregate of 97,751,710 shares of the Company’s Common Stock, at a fixed price of $0.01023 per share, in three tranches: the Phase I tranche consisted of 5,767,350 shares of Common Stock to be purchased by EIG on or before July 16, 2009; the Phase II tranche of 43,108,504 shares to be purchased by EIG on or before December 31, 2009; and the Phase III tranche of 48,875,855 shares of Common Stock to be purchased by EIG on or before July 16, 2010. As of April 30, 2015 all of the Phase I and Phase II shares, and 39,100,684 shares of the Phase III tranche, have been purchased.

Under a December 1, 2009 Amendment to the Subscription Agreement, EIG paid penalty interest at a rate of 13.5% per annum on the unpaid balance as of the final purchase date of the Phase III shares from that date to the date the shares are purchased.

As of April 30, 2015 the remainder of the Phase III purchase price and the applicable interest was included in stockholders’ equity as amount due from subscriber under subscription agreement. In December 2014, the Company received $109,120 comprised of $50,000 of the remaining $100,000 purchase price balance and $59,120 of related interest. The Company recorded $10,900 of interest which is included in amount due under subscription agreement for the year ended April 30, 2015. In connection with the related party Subscription Agreement, in the year ended April 30, 2016 the Company recorded $1,038 of interest. The remaining balance of the purchase price in the amount of $53,999 was received on July 3, 2015 to complete payment of the Phase III purchase price. See Note 25.

F-24

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 17. Related Party Subscription Agreement – continued

On April 30, 2015 Jan Telander divested for no consideration all equity interests owned by him in EIG and its affiliated companies and resigned from all board of director and management positions with EIG. Accordingly, pursuant to the SEC’s rules for calculation of securities owned beneficially by stockholders of reporting companies under the Securities Exchange Act of 1934, the 85,679,118 shares of the Company’s common stock held by EIG are no longer deemed to be beneficially owned for SEC reporting purposes by Mr. Telander.

Note 18. Corporate Lease Agreement

Effective April 1, 2016, the Company entered into a lease agreement for office space for a period of thirty-six (36) months. The monthly lease payments for the period April 1, 2016 through March 1, 2017 total $872, for the period April 1, 2017 through March 1, 2018 total $903 and the period April 1, 2018 through March 1, 2019 total 934. Lease payments are as follows:

Year ending April 30,	Rental Amount
2017	$10,495
2018	10,867
2019	10,274
Thereafter	-
$31,636

At the beginning of the lease the Company paid a security deposit of $934, which is reflected as deposits on the April 30, 2016 balance sheet.

During 2016 and 2015, the Company recorded $18,342 and $24,147 in rental expense which includes rent from the prior lease which expired during fiscal 2016.

Note 19. Income Taxes

For tax purposes the Company has federal net operating loss (“NOL”) carryovers of $2,290,000 that are available to offset future taxable income. These NOL carryovers expire beginning in the year 2030. As a result of the Company’s reorganization, as further described in Note 1, the NOL carryovers generated prior to the reorganization are limited by Section 382 of the Internal Revenue Code resulting in no NOL carryover for the years prior to reorganization. Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

F-25

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 19. Income Taxes – continued

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	April 30, 2016	April 30, 2015
Deferred tax assets:
NOL carryovers	$412,432	$298,390
Related party interest expense	(7,359)	24,961
Discount on debenture	(23,670)	3
Loss on derivatives	(25,635)	-
Depreciation	(2,558)	(2,130)
Stock issued under services contracts	(8,025)	-
Stock compensation	(1,725)	17,931
Total deferred tax assets	343,460	339,155

Valuation allowance	$(343,460)	$(339,155)
Net deferred tax assets	$-	$-

The Company periodically assesses whether it is more likely than not that it will generate sufficient taxable income to reduce the deferred tax assets. The ultimate realization of these assets is dependent upon generation of future taxable income sufficient to offset the related deductions and NOL carryovers within the applicable carryover periods as previously discussed. Management is unsure of the Company’s ability to generate sufficient taxable income to realize the deferred tax assets. As such, the Company has recorded a valuation allowance for the entire net deferred tax asset.

The effective rate used for estimation of deferred taxes was 15% for the years ended April 30, 2016 and 2015.

The tax years that remain subject to taxing authorities’ examination at April 30, 2016 are 2009 through 2016. The Company’s policy is to classify penalties and interest associated with uncertain tax positions, if required, as a component of its income tax provisions.

Note 20. Preferred Stock

On July 8, 2009 the Company’s Articles of Incorporation were amended to authorize the issuance of Ten Million (10,000,000) shares of Preferred Stock with a par value $0.0001 per share (“Preferred Stock"). Shares of the Preferred Stock of the Company may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation, number of shares, or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall consist of such number of shares, and have such voting powers, full or limited, or no voting powers and such preferences and relative, participating optional or other special rights and such qua1ifications, limitations or restrictions thereof. as shall be stated in such resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the; authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

As of April 30, 2016 and 2015 no shares were issued and outstanding. See Notes 22 and 23.

F-26

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 21. Common Stock

On February 9, 2016 the Company’s Articles of Incorporation were amended to authorize the issuance of One Billion Five Hundred Million (1,500,000,000) shares of Common Stock with a par value $0.0001 per share ("Common Stock"). The terms and provisions of the Common Stock are as follows:

Voting Rights

The holders of shares of Common Stock shall be entitled to one vote for each share held with respect to all matters voted on by the stockholders of the Corporation.

Liquidation Rights

Subject to the prior and superior right of the Preferred Stock upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive that portion of the remaining funds to be distributed. Such funds to be paid to the holder of Common Stock shall be paid to the holders of Common Stock on the basis of the number of shares of Common Stock held by each of them.

Dividends

Dividends may be paid on the Common Stock as and when declared by the Board of Directors.

During fiscal year 2015, the Company issued 6,000,000 Common stock pursuant to conversion of $24,000 of the principal amount of a convertible debenture.

On May 7, 2015 2,500,000 shares of Common Stock which was recorded at fair value of $ .010 per common stock share, were issued to an outside investor in payment of professional services in the amount of $ 25,000.

On June 4, 2015 5,000,000 shares of Common Stock, which was recorded at fair value of $ .00057 per common stock share, were issued to an outside investor in payment of professional services in the amount of $28,500.

During fiscal year 2016, the Company issued 219,090,236 Common stock to settle conversions of $155,893 of the principal amounts of convertible debentures and accrued interest.

As of April 30, 2016 and 2015, 336,919,939 and 110,329,703 shares of Common Stock were issued and outstanding, respectively.

Note 22. Series A Preferred Stock

On February 9, 2016, the Board of Directors of the Company authorized the issuance of an aggregate of 1,000,000 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”); par value $.0001 per share, and a Stated Value of $1.00 per share (the “Stated Value”) with the following terms:

Distributions:

So long as any shares of Series A Preferred Stock remain outstanding, neither the Company nor any subsidiary thereof shall, without the consent of the Holders of ninety percent (90%) of the shares of Series A Preferred Stock then outstanding (the “Requisite Holders”), (a) redeem, repurchase or otherwise acquire directly or indirectly any Common Stock of the Company (“Common Stock”) (b) directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Common Stock or (c) set, aside any monies to the purchase or redemption (through a sinking fund or otherwise) of any Common Stock. The sale, conveyance or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall be deemed a voluntary liquidation, dissolution or winding up of the Company for purposes of this paragraph. The merger or consolidation of the Company into or with any other corporation, or the merger or consolidation of any other corporation into or with the Company shall not he deemed to be an event of liquidation, dissolution or winding up, if the holders of the Series A Preferred Stock outstanding upon the effectiveness of such merger or combination, receive for each share of Series A Preferred Stock one share of preference stock of the resulting or surviving corporation, which share of preferred stock will have rights and privileges roughly equivalent to the rights and privileges of the Series A Preferred Stock.

F-27

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 22. Series A Preferred Stock – continued

Dividends:

Holders of Series A Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors out of funds legally available therefor.

Voting Rights and Negative Covenants

The Series A Preferred Stock shall have the right to vote together with holders of Common Stock on an as “as converted basis”, on any matter that the Company's shareholders may be entitled to vote on, either by written consent or by proxy. So long as any shares of Series A Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Requisite Holders, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock, (b) alter or amend the Certificate of Designation, (c) amend its certificate of incorporation, bylaws or other charter documents so as to effect adversely any rights of any holders of the Series A Preferred Stock, (d) increase the authorized or designated number of shares of Series A Preferred Stock. (e) issue any additional shares of Series A Preferred Stock (including the reissuance of any shares of Series A Preferred Stock converted for Common Stock), (f) issue any Senior Securities, or (g) enter into any agreement with respect to the foregoing.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary or a sale (a “Liquidation”), the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series A Preferred Stock an amount equal to the Stated Value. and all other amounts in respect thereof of then due and payable prior to distribution or payment shall be made to the holders of any Common Stock, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series A Preferred Stock shall be distributed among the holders of Series A Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion

Conversion at the Option of the Holder - On and after January 1, 2017, each share of Series A Preferred Stock shall be convertible into Common Stock at n conversion price of S0.0033 per share ("Conversion Price"). To effect a conversion of Converted Shares, the Holder must deliver or fax an executed Notice of Conversion to the Company (“Conversion Notice”). The Conversion Notice shall be executed by the Holder of one or more shares of Series A Preferred Stock and shall indicate the Holder’s intention to convert the specific number of Converted Shares, representing all or a portion of the Holder's shares of Series A Preferred Stock, the date on which the conversion is to be effected, which may not be before the date the Holder delivers the Conversion Notice (“Conversion Date”). The Conversion price is subject to adjustment in the event of a Sale of the Company a spinoff or if the Company effectuates a stock split, a reverse stock split or declares a stock dividend.

Rank

The shares of Series A Preferred Stock shall rank junior to any stock of all other series of preferred stock currently issued, as to liquidation, winding up or dissolution, as applicable, in preference or priority to the holders of such other class or classes.

As of April 30, 2016 and 2015, no shares of Series A Preferred Stock were issued and outstanding.

F-28

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 23. Series B Convertible Preferred Stock

On March 8, 2016 the Board of Directors of the Company authorized the issuance of an aggregate of 8,534,625 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”); par value $.0001 per share and a Stated Value of $0.1587 per share (the “Stated Value”) with the following terms:

Dividends:

Each holder of record on September 8, 2016 and March 8, 2017 of the Series B Preferred Stock shall be entitled to receive a cash dividend at the annual rate of 7% of the Stated Value of the shares of Series B Preferred Stock held by such holder. Additionally, holders of Series B Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors out of funds legally available therefor. For any other dividends or distributions, the Series B Preferred Stock will participate with the Corporation’s Common Stock on an as-converted basis.

Liquidation Preference:

In the event of any liquidation of Progreen, or merger or sale in which the shareholders of Progreen do not own a majority of the outstanding shares of the surviving corporation, the holders of Series B Preferred Stock will be entitled to receive in preference to the holders of Progreen Common Stock an amount per share equal to their Stated Value plus all accrued but unpaid dividends (“Liquidation Preference”).

Conversion and Redemption Rights:

The shares of Series B Preferred Stock shall be convertible into shares of Progreen common stock, par value $.0001 per share (“Progreen Common Stock”) at a conversion price per share of the Progreen Common Stock equal to the weighted average closing prices of the Progreen Common Stock for the 20 trading days immediately prior to the one-year anniversary of the Effective Date (the “Conversion Price”) on which date the Series B Preferred Stock shall first become convertible. Further terms of the Series B Preferred Stock shall be as follows:

The Series B Preferred Stock shall have full voting rights in accordance with the underlying conversion shares of PROGREEN Common Stock and full rights to all dividends and distributions with respect to such shares of Series B Preferred Stock as declared by the Progreen Board of Directors;

The Conversion Price shall be proportionately adjusted to reflect all stock splits or combinations of shares generally applicable to the Progreen Common Stock;

The Series B Preferred Stock shall provide for option of the holder or holders of the Series B Preferred Stock to notify Progreen within the period commencing February 1, 2017 and ending February 15, 2017, of their election to redeem their shares of Series B Preferred Stock at the Stated Value thereof, Progreen to effect payment for shares as to which the redemption is requested by the holder or holders thereof on or prior to August 31, 2017; and

On and after September 1, 2017, the shares of Series B Preferred Stock shall automatically convert into Progreen Common Stock if the market price for the Progreen Common Stock is 150% of the Conversion Price for a period of 20 trading days.

Other provisions:

Anti-dilution:

The conversion price of the Series B Preferred Stock will be adjusted on a “broad-based weighted-average” basis, in the event that the Progreen issues additional shares of Common Stock or Common equivalents (other than for stock option grants and other customary exclusions) at a purchase price less than the applicable Series B Preferred Stock conversion price. Proportional anti-dilution protection for stock splits, stock dividends, combinations, recapitalizations, etc.

F-29

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 23. Series B Convertible Preferred Stock - continued

Voting Rights

For so long as shares of Series B Preferred Stock remain outstanding, the prior vote or written consent of a majority of the Series B Preferred Stock will be required for any action that , (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, (b) alter or amend the Certificate of Designation, (c) amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders of the Series B Preferred Stock, (d) increase the authorized or designated number of shares of Series B Preferred Stock, (e) issue any additional shares of Series B Preferred Stock (including the reissuance of any shares of Series B Preferred Stock converted for Common Stock), (f) issue any Senior Securities, or (g) enter into any agreement with respect to the foregoing.

As of April 30, 2016 and 2015, no shares of Series B Preferred Stock were issued and outstanding.

Note 24. Employee Stock Option Plan

Restricted Stock Units

As of April 30, 2012, the Board of Directors approved the Company’s 2012 Employee Stock Option Plan, pursuant to which 10,000,000 shares of Common Stock are reserved for issuance to employees and officers and directors of, and consultants to, the Company. Effective June 1, 2012 the Board of Directors approved the award of 4,200,000 restricted stock units (“RSUs”) under the Company’s 2012 Employee Stock Option Plan as follows: 3,000,000 RSUs were awarded to the Company’s Chief Executive Officer; 600,000 RSUs to a director of the Company; and 600,000 RSUs to the manager of the Company’s real estate operations. Effective December 3, 2012 Company retained a Controller to whom 600,000 RSUs were issued as part of his initial remuneration package. The Board approved effective June 1, 2014, the award of 600,000 restricted stock units under the Company’s 2012 Employee Stock Option Plan to a director of the Company.

The RSUs were awarded pursuant to restricted stock units agreements (“RSU Agreement”) which provide for a period of five years from the date of the award during which, once vesting conditions are satisfied, that the shares of our common stock underlying the RSU at the option of the holder of the RSU can be released. The vesting conditions set forth in the three RSU Agreements approved June 1, 2012 are as follows: The interest of the holder of the RSU’s pursuant to a RSU Agreement shall become non-forfeitable or vested in 1/3 increments on the later of (i) the first, second and third anniversary dates of the grant of the award, and (ii) the trading price of our common stock for a period of twenty days having equaled or exceeded $0.15 per share for the first annual vesting date, $0.25 per share for the second annual vesting date, and $0.35 per share for the third annual vesting date.

The vesting set forth in the RSU Agreement dated December 3, 2012 is as follows: The interest of the holder of the RSU’s shall become non-forfeitable or vested as follows: i)150,000 shall become Vested as of December 1, 2013, or such later date as of which the Common Stock Market Price shall have equaled or exceeded $0.15 per share; ii) 150,000 shall become Vested as of December 1, 2014, or such later date as of which the Common Stock Market Price shall have equaled or exceeded $0.25 per share; iii) 150,000 of the RSU's shall become Vested as of December 1,2015, or such later date as of which the Common Stock Market Price shall have equaled or exceeded $0.35 per share; and iv) 150,000 of the RSU 's shall become Vested as of December 1, 2016, or such later date as of which the Common Stock Market Price shall have equaled or exceeded $0.45 per share. The Agreement also requires the controller be the financial controller of the Company (or alternatively have been appointed an executive officer of the Company) as of the applicable Vesting Date and have been so engaged throughout the period beginning on the date of the Agreement and ending on the applicable Vesting Date and (b) that the common stock has traded for a period of twenty trading days at the market price as specified in Agreement.

F-30

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 24. Employee Stock Option Plan – continued

On October 22, 2014, Henrik Sellmann resigned as a director of the Company. The 600,000 RSUs awarded to him on June 1, 2012 were not fully vested and they expired with his resignation. During the year ended April 30, 2015, the Company reversed compensation expense accrued since inception, relating to these RSUs in the amount of $13,000. This amount is included in Company’s Consolidated Balance Sheets and Consolidated Statement of Stockholders’ Deficit as a component of accumulated paid in capital and compensation expense recovery is included in the Company’s Consolidated Statements of Operations for the year ended April 30, 2015.

As of April 30, 2016 and 2015 compensation expense of $ 11,500 and $32,667 respectively, was recorded as follows:

	April 30	April 30
	2016	2015
Number of restricted stock units issued on June 1, 2012	3,600,000	3,600,000
Stock price on grant date	$0.03	$0.03
Vesting Period	3 years	3 years
Estimated fair value at issuance	$108,000	$108,000
May 1, 2015 through April 30, 2016 Compensation Expense	$3,000
May 1, 2014 through April 30, 2015 Compensation Expense		$36,000

Number of restricted stock units issued on June 1, 2012 to Director through July 31, 2014		600,000
Stock price on grant date		$0.03
Vesting Period		3 years
Monthly amount vested		$500
Number of months May 1, 2014 through July 31, 2014		3 months
May 1, 2014 through April 30, 2015 Compensation Expense		$1,500

Number of restricted stock units issued on December 3, 2012	600,000	600,000
Stock price on grant date	$0.03	$0.03
Vesting Period	4 years	4 years
Estimated fair value at issuance	$18,000	$18,000
May 1, 2015 through April 30, 2016 Compensation Expense	$4,500
May 1, 2014 through April 30, 2015 Compensation Expense		$4,500

Number of restricted stock units issued on June 1, 2014	600,000	600,000
Stock price on grant date	$0.02	$0.02
Vesting Period	3 years	3 years
Estimated fair value at issuance	$12,000	$12,000
May 1, 2015 through April 30, 2016 Compensation Expense	$4,000
May 1, 2014 through April 30, 2015 Compensation Expense		$3,667

Total compensation expense	$11,500	$45,667

Note 25. Subsequent Events

Subsequent to April 30, 2016, in connection with the Company’s purchase of ARG LLC, 8,093,541 shares of Series B Preferred Stock were issued to AMREFA and the note payable to AMREFA in the amount $1,170,811 was paid in full. See Notes 5 and 23.

F-31

PROGREEN US, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 25. Subsequent Events – continued

Also in connection with the purchase of ARG, subsequent to April 30, 2016, the note payable due to AMREFA under the June 2015 Instalment Payment Agreement was paid in full and cancelled with the delivery of a $200,000 Mortgage Note payable to AMREFA together with issuance of 441,084 shares of Series B Preferred Stock to AMREFA, with a stated value of $70,000, in payment of note plus accrued interest. The amount due was comprised of $261,150 principal plus accrued interest of $14,653, for a total due to AMREFA of $275,803. The Mortgage Note is non-interest bearing and is secured by the property at 24442 Kinsel Street, Southfield, Michigan which the Company acquired in the ARG purchase. The Mortgage Note will be paid upon the sale of the Kinsel Street Property. See Notes 10 and 23.

Subsequent to April 30, 2016, in payment of accrued interest due RF in the amount of $50,700, the Company issued 1,690,000 shares Common Stock, to RF. See Note 16.

Subsequent to April 30, 2016, in payment of the note payable related party the Company issued EIG 608,031 shares of Series A Preferred Stock with a total stated value equal to that of the agreed upon principal and accrued interest of the debt assumed in the amount of $624,613. See Notes 16 and 22.

Subsequent to April 30, 2016, in payment of the non-interest bearing advances due EIG in the amount of $59,000 the Company issued 59,000 shares of Series A Preferred Stock to EIG, with a total stated value of $59,000. See Notes13 and 22.

Subsequent to April 30, 2016 in connection with the subscription agreements with three stockholders, the Company issued 300,000 shares of Series A Preferred Stock. See Notes 13 and 22.

Subsequent to April 30, 2016 the Company issued the remaining 9,775,171shares of Common Stock due EIG under the Stock Subscription. See Note 17.

Subsequent to April 30, 2016 the Company sold two of its rental properties subject to land contract agreements. The Company sold one of its rental properties located at 23270 Helen Street, with a selling price of $119,000. The Company received a deposit of $10,000 and issued a Land Contract to the buyer, for the balance owed in the amount of $109,000, to be paid in monthly installments, including principal and interest, beginning June 1, 2016 through June 1, 2019. The Land Contract bears interest at 9% per annum.

The Company sold a second one of its rental properties located at 21421 Greenview Avenue with a selling price of $109,000. The Company received a deposit of $12,000 and issued a Land Contract to the buyer, for the balance owed in the amount of $97,000, to be paid in monthly installments, including principal and interest, beginning August 1, 2016 through June 30, 2019. The Land Contract bears interest at 9% per annum.

On June 23, 2016, the Company entered into $5,000,000 equity line financing agreement (“Investment Agreement”) with Tangiers Global, LLC, Dorado, Puerto Rico. The financing is over a maximum of 36 months. A maximum of 100 million (100,000,000) shares of our common stock will be registered for this financing.  We have issued to the Tangiers in connection with the execution of the Investment Agreement a commitment fee of a five-year warrant to purchase 4,000,000 shares of common stock, at an exercise price of $.02 per share, and Tangiers has provided financing to us for our legal costs in connection with the filing of the Registration Statement through a one-year $22,000 convertible debenture, due June 23, 2017, as amended and restated on August 25, 2016, convertible into our common stock at a conversion price of $.03 per share.

F-32

Financial Statement Schedules

PROGREEN US, INC.

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

APRIL 30, 2016

COL. A	COL. B	COL. C		COL. D		COL. E			COL. F	COL. G	COL. H	COL. I
		Initial Cost to Company		Cost Capitalized Subsequent to Acquisition		Gross Amount at which carried at close of period						Life on Which Depreciation in
Description	Encumbrances	Land	Buildings and Improvements	Improvements	Carrying Costs	Land	Buildings and Improvements	Total	Accumulated Depreciation	Year of Construction	Date Acquired	Latest Income Statements is Computed
Property Under Development:

24442 Kinsel Southfield, MI 48025	$-		$294,179	$-	$-	$-	$294,179	$294,179	$-	1951	3/8/2016	NA

Rental Properties

21000 Westover Ave. Southfield, MI 48075	-		60,800	-	-	-	60,800	60,800	368	1941	3/8/2016	27.5
20210 Westover Ave. Southfield, MI 48075	-		27,600	-	-	-	27,600	27,600	167	1943	3/8/2016	27.5
21112 Evergreen Southfield, MI 48075	-		101,178	-	-	-	101,178	101,178	613	1942	3/8/2016	27.5
21421 Greenview Ave. Southfield, MI 48076	-		110,240	-	-	-	110,240	110,240	668	1939	3/8/2016	27.5
21198 Berg Southfield, MI 48033	-		43,120	-	-	-	43,120	43,120	261	1938	3/8/2016	27.5
23270 Helen Street Southfield, MI 48033	-		78,204	-	-	-	78,204	78,204	474	1969	3/8/2016	27.5
27971 Rollcrest, Unit #13 Farmington Hills, MI 48334	-		72,852	-	-	-	72,852	72,852	442	1987	3/8/2016	27.5
29108 Tessmer Court, #29 Madison Heights, MI 48071	-		59,800	-	-	-	59,800	59,800	362	1957	3/8/2016	27.5
34780 W. 8 Mile Farmington Hills, MI 48334	-		113,040	-	-	-	113,040	113,040	685	1999	3/8/2016	27.5
26005 Franklin Pointe Drive Southfield, MI 48034	-		86,229	-	-	-	86,229	86,229	523	1971	3/8/2016	27.5
20351 Lacrosse Southfield, MI 48076	-		100,696	-	-	-	100,696	100,696	610	1955	3/8/2016	27.5
7648 Woodview Drive Waterford, MI 48327	-		105,930	-	-	-	105,930	105,930	642	1989	3/8/2016	27.5
25825 Lahser, #23 Southfield, MI 48033	-		53,009	-	-	-	53,009	53,009	321	1967	3/8/2016	27.5

Total	$-	$-	$1,306,877	$-	$-	$-	$1,306,877	$1,306,877	$6,138

Note: A
Investment in real estate:
Balance at beginning of year	$-
Additions through acquisition of ARG , LLC	1,306,877

Balance at end of year	$1,306,877
Accumulated Depreciation
Balance at beginning of year	$-
Additions charged to costs and expenses	6,138
Balance at end of year	$6,138

F-33

PROGREEN US, INC.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2016 and 2015

F-34

ProGreen US, INC.

Condensed Consolidated Balance Sheets

	July 31,	April 30,
	2016	2016
	(Unaudited)
Assets
Rental property, net accumulated depreciation of $12,489 and $6,138	$811,765	$1,006,560
Property under Development	294,179	294,179
Property	1,105,944	1,300,739
Cash	33,735	189,942
Other receivables - related party	1,848	1,859
Accounts receivable	6,165	1,194
Prepaid expenses	14,690	-
Notes receivable - land contracts	205,747	-
Deposits	934	934
Goodwill	180,011	180,011
Note receivable - related party	260,500	110,000
Property and equipment:
Vehicles, furniture and equipment, net of accumulated depreciation of $37,898 and $35,764	9,494	11,628
Total assets	$1,819,068	$1,796,307

Liabilities and Stockholders' Deficit
Accounts payable and accrued expenses	$124,243	$136,740
Accrued interest	4,849	68,211
Accrued interest related party	50,700	149,991
Obligations under capital lease	9,341	11,302
Tenant deposits	11,755	16,030
Notes payable	214,106	275,256
Note payable, related party	40,000	516,000
Note payable -Bank of Birmingham	487,803	490,000
Convertible debenture, net of discount of $1,792 and $0, respectively	20,208	-
Note Payable - AMREFA, net of discount of $0 and $114,189, respectively	-	1,170,811
Related party advances	-	259,000
Total liabilities	963,005	3,093,341
Redeemable convertible preferred stock, Series B
Redeemable, convertible preferred stock, Series B $.0001 par value, 8,534,625 shares authorized, 8,534,625 and 0 shares issued and outstanding at July 31, 2016 and April 30, 2016	1,256,420	-
Stockholders' deficit
Convertible preferred stock, Series A $.0001 par value, 1,000,000 shares authorized, 967,031 and 0 shares issued and outstanding, at July 31, 2016 and April 30, 2016	97	-
Common stock, $.0001 par value, 1,500,000,000 shares authorized, 336,919,939 outstanding at July 31, 2016 and April 30, 2016	33,692	33,692
Additional paid in capital	5,114,510	3,700,764
Accumulated deficit	(5,548,656)	(5,031,490)
Total stockholders' deficit	(400,357)	(1,297,034)
Total liabilities and stockholders' deficit	$1,819,068	$1,796,307

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

F-35

ProGreen US, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	July 31,
	2016	2015
Revenues:

Rental revenue	$29,065	$-
Net gain from sale of properties	41,603	-
Commissions revenue	3,570	-
Management fee revenue	-	3,657
Construction services revenue	-	41,900
Other income	50	405
Total Revenue	$74,288	$45,962
Expenses:
Cost of construction services	-	41,492
Selling, General & administrative	103,703	55,564
Professional fees	41,354	72,858
Total operating expenses	$145,057	$169,914

Operating loss	(70,769)	(123,952)
Other expenses and income:
Interest expense, net	(29,095)	(23,908)
Loss on settlement of liabilities, Series A	(428,105)	-
Gain on settlement of liabilities, Series B	10,803	-
Loss before income tax expense	$(517,166)	$(147,860)
Net Loss	$(517,166)	$(147,860)
Net loss per share - basic and fully diluted	$(0.00)	($0.00)
Weighted average shares outstanding - basic and fully diluted	336,919,939	117,798,065

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

F-36

ProGreen US, INC.

Condensed Consolidated Statements of Stockholders’ Deficit

(Unaudited)

	Number of Common Stock Issued and Outstanding	Common Stock	Number of Series A Preferred Stock Issued and Outstanding	Preferred Stock Series A	Additional Paid In Capital	Accumulated Deficit	Net Stockholders' Deficit

Balance at April 30, 2016	336,919,939	$33,692	-	$-	$3,700,764	$(5,031,490)	$(1,297,034)

Preferred Series A stock issued in settlement of liabilities	-	-	667,031	67	1,111,651	-	1,111,718
Preferred Series A stock issued for cash	-	-	300,000	30	299,970	-	300,000
Compensation - restricted stock units	-	-	-	-	2,125	-	2,125
Net loss	-	-	-	-	-	(517,166)	(517,166)
Balance at July 31, 2016	336,919,939	$33,692	967,031	$97	$5,114,510	$(5,548,656)	$(400,357)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

F-37

ProGreen US, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	April 30,
	2016	2015
Cash used in operating activities
Net loss	$(517,166)	$(147,860)
Adjustments to reconcile net loss to net cash used in operating activities:
Compensation - restricted stock units	2,125	5,125
Depreciation	10,532	3,398
Gain on sale of properties	(41,603)	-
Loss on settlement of liabilities, Series A	428,105	-
Gain on settlement of liabilities, Series B	(10,803)	-
Amortization of debt discount	20,817	-
Common shares issued for services	-	53,500
Changes in operating assets and liabilities:
Other receivables - related party	11	-
Accounts receivable	(4,971)	21,470
Prepaid expenses	(14,690)	2,192
Deposits	(4,275)	-
Accounts payable and accrued expenses	(11,884)	(16,606)
Payable under management agreement	-	(19,460)
Cash used in operating activities	(143,802)	(98,241)

Cash provided by investing activities
Proceeds from (payment of) note receivable	-	(49)
Proceeds from sale of properties	22,000	-
Loan for note receivable - related party	(150,500)	-
Proceeds on land contract	253	-
Cash used in investing activities	(128,247)	(49)

Cash provided by (used in) financing activities
Proceeds from related party stock purchase	100,000	-
Proceeds from advances from related party	-	46,000
Repayment of notes payable	-	(28,196)
Proceeds from convertible debenture	20,000	38,000
Payments on line of credit	(2,197)	-
Decrease in obligations under capital leases	(1,961)	(1,905)
Collection of amount due under stock subscription	-	53,999
Cash provided by financing activities	115,842	107,898

Net change in cash	(156,207)	9,608

Cash at beginning of period	189,942	99,325
Cash at end of period	33,735	108,933
Supplemental information:
Cash paid for interest	$17,676	$16,936

Noncash investing and financing transactions:
Noncash transaction: proceeds from land contracts issued for sale of properties	$206,000	$-
Noncash transaction: Series A Preferred Stock issued in settlement of liabilities	$683,613	$-
Noncash transaction: Series A Preferred Stock for subscription receivable	$200,000	$-
Noncash transaction: Series B Preferred Stock issued in settlement of liabilities	$1,246,614	$-
Noncash transaction: stock issued under convertible debenture	$-	$28,135
Noncash transaction: consolidation of note payable	$-	$289,346

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

F-38

ProGreen US, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

July 31, 2016

(Unaudited)

Note 1. Financial Statement Presentation

The unaudited condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) for interim information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X as promulgated by the Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all the information and footnotes required by U.S. GAAP for complete financial statements and they should be read in conjunction with the audited consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended April 30, 2016 (the “Annual Report”). The accompanying interim financial statements are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the three month period ended July 31, 2016, are not necessarily indicative of the results that may be expected for the year ending April 30, 2017.

Basis of Presentation

The Company’s significant accounting policies are summarized in Note 1 of the Annual Report. These accounting policies conform to U.S.GAAP and have been consistently applied in the preparation of the interim unaudited condensed consolidated financial statements. There were no significant changes to these accounting policies during the three months ended July 31, 2016, and the Company does not expect the adoption, as applicable, of other recent accounting pronouncements will have a material impact on its financial statements.

Going Concern

The Company’s unaudited condensed consolidated financial statements for the period ended July 31, 2016, have been prepared on a going concern basis which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The Company will require additional funding to execute its future strategic business plan. Successful business operations and its transition to attaining profitability are dependent upon obtaining additional financing and achieving a level of revenue adequate to support its cost structure. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon the success of management’s plans and the Company’s ability to use its common stock to raise working capital. The accompanying unaudited condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities in the event management’s plans are not successful.

The Company will continue to incur costs that are necessary for it to remain an active public company. In the current fiscal year, the Company used approximately $144,000 of cash to support its operations and such cash needs are expected to continue in the upcoming year. As of July 31, 2016, the Company has approximately $34,000 in cash.

Notes Receivable - Land Contracts

The note receivables land contracts are carried at amortized cost. Interest income on the notes receivable is recognized on the accrual basis based on the principal balances outstanding. Management believes the notes are collectible and therefore, an allowance for doubtful accounts has not been recorded at July 31, 2016 and April 30, 2016.

F-39

ProGreen US, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

July 31, 2016

(Unaudited)

Note 1. Financial Statement Presentation - continued

Reclassifications

Certain amounts in previous periods have been reclassified to conform to fiscal year ending 2017 classifications.

Recent Accounting Pronouncements

We do not expect that any recently issued accounting pronouncements will have a material impact on our consolidated financial statements.

Note 2. Rental Properties and Property Under Development

Rental properties and property under development at July 31, 2016 and April 30, 2016 are summarized as follows:

	July 31,	April 30,
	2016	2016
Rental properties	$824,254	$1,012,698
Less: accumulated depreciation	(12,489)	(6,138)
Rental properties, net of accumulated depreciation	$811,765	$1,006,560

Property under development	$294,179	$294,179

Depreciation expense for the quarters ended July 31, 2016 and 2015 totaled $8,398 and $0 respectively.

The Company owned eleven and thirteen rental properties as of July 31, 2016 and April 30, 2016, respectively. The Company held one property under development as of July 31, 2016 and April 30, 2016.

Note 3. Notes Receivable - Land Contracts

On May 20, 2016 the Company sold one of its rental properties located at 23270 Helen Street, with a selling price of $119,000. The Company received a deposit of $10,000 and issued a Land Contract to the buyer, for the balance owed in the amount of $109,000, to be paid in monthly installments, including principal and interest, beginning June 1, 2016 through June 1, 2019. The Land Contract bears interest at 9% per annum. In the quarter ended July 31, 2016 the Company recognized a gain on the sale of this property in the amount of $41,507. The balance due under this Land Contract totaled $108,747 as of July 31, 2016.

On June 25, 2016 the Company sold a second one of its rental properties located at 21421 Greenview Avenue with a selling price of $109,000. The Company received a deposit of $12,000 and issued a Land Contract to the buyer, for the balance owed in the amount of $97,000, to be paid in monthly installments, including principal and interest, beginning August 1, 2016 through June 30, 2019. The Land Contract bears interest at 9% per annum. In the quarter ended July 31, 2016 the Company recognized a gain on the sale of this property in the amount of $96. The balance due under this Land Contract totaled $97,000 as of July 31, 2016.

F-40

ProGreen US, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

July 31, 2016

(Unaudited)

Note 4. Note Receivable - Related Party

During the quarter ended July 31, 2016, the Company contributed an additional $150,500 to Baja Joint Venture which is accounted for as a note receivable. Note Receivable - Related Party totaled $260,500 and $110,000 as of July 31, 2016 and April 30, 2016, respectively.

Note 5. Notes Payable

The Company is indebted as follows:

	July 31,	April , 30
	2016	2016
Note Payable to City of Southfield dated October 29, 2014 bears a fixed rate of interest of 3.00% and requires interest only annual payments for the first three years of the note. Commencing in year four principal and interest are due in fifteen annual installments. The note payable is secured by a property located at 23270 Helen Street, Southfield Michigan.	$6,000	$6,000

Note Payable to City of Southfield dated September 19, 2014 bears a fixed rate of interest of 3.00% and requires interest only annual payments for the first three years of the note. Commencing in year four principal and interest are due in fifteen annual installments. The note payable is secured by a property located at 23270 Helen Street, Southfield Michigan.	8,106	8,106

Note Payable to AMREFA dated June 25, 2015 bears a fixüed rate of interest of 8.00%. Payments plus accrued interest are due biannually as follows; January 15, 2016 $61,150, July 15, 2016 $65,000, January 15, 2017 $65,000 and July 15, 2017 $70,000. The note payable is guaranteed by a majority shareholder.	-	261,150

Mortgage Note payable to AMREFA, is non-interest bearing and is secured by the property at 24442 Kinsel Street, Southfield, Michigan. The note is due upon the sale of the Kinsel Street Property.	200,000	-

	$214,106	$275,256

During the quarter ended July 31, 2106 in connection with the purchase of ARG, the note payable due to AMREFA under the June 2015 Instalment Payment Agreement was paid in full and cancelled with the delivery of a $200,000 Mortgage Note payable to AMREFA together with issuance of 441,084 shares of Series B Preferred Stock to AMREFA, with a fair value of $65,000 in payment of note plus accrued interest. See Note 12. The amount due was comprised of $261,150 principal plus accrued interest of $14,653, for a total due to AMREFA of $275,803. In connection with this payment in full, during the quarter ended July 31, 2016, the Company recorded a gain on settlement of a liability in the amount of $10,803, which is included in other expenses and income in the accompanying unaudited Condensed Consolidated Statements of Operations.

The Mortgage Note is non-interest bearing and is secured by the property at 24442 Kinsel Street, Southfield, Michigan. The Mortgage Note will be paid upon the sale of the Kinsel Street property. Notes payable to AMREFA totaled $200,000 and $265,150 as of July 31, 216 and April 30, 2016, respectively. Accrued interest due AMREFA totaled $0 and $14,653 as of July 31, 2016 and April 30, 2016, respectively. .

Note 6. Note Payable, Related Party

During the quarter ended July 31, 2016, in payment of the note payable related party the Company issued EIG 608,031 shares of Series A Preferred Stock with a total stated value equal to that of the agreed upon principal in the amount of $476,000 plus accrued interest in the amount of $148,613, for a total agreed upon amount of $624,613 and a fair value of $1,013,385. See Note 11. In connection with this payment in full, during the quarter ended July 31, 2016 the Company recorded a loss on settlement of a liability in the amount of $388,772 which is included in other expenses and income in the accompanying unaudited Condensed Consolidated Statements of Operations.

F-41

ProGreen US, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

July 31, 2016

(Unaudited)

Note 6. Note Payable, Related Party – continued

As of July 31, 2016 and April 30, 2016 the outstanding balance of the note payable related party was $0 and $476,000, plus accrued interest of $0 and $148,613, respectively.

The note payable related party is due to the Company’s controller had a balance outstanding of $40,000 as of July 31, 2016 and April 30, 2016. The Company recorded interest expense in connection with this note payable in the amount of $818 and $0 for the quarters ended July 31, 2016 and 2015, respectively. Accrued interest due under this note payable totaled $2,196 and $1,378 as of July 31, 2016 and April 30, 2016, respectively.

Note 7. Note Payable Bank of Birmingham

The note payable had a balance outstanding of $487,803 and $490,000 as of July 31, 2016 and April 30, 2016, respectively and the Company recorded interest expense in connection with this note payable in the amount of $2,520 and $0 for the quarters ended July 31, 2016 and 2015, respectively. Accrued interest due under the note payable totaled $2,520 and $2,858 as of July 31, 2016 and April 30, 2016, respectively.

Principal payment requirements on the notes payable to Bank of Birmingham are as follows:

2017	$9,698
2018	13,699
2019	14,556
2020	15,394
2021	434,456
Thereafter	-
Total	$487,803

Note 8. Financing Agreement and Convertible Debenture

On June 23, 2016, the Company entered into $5,000,000 equity line financing agreement (“Investment Agreement”) with Tangiers Global, LLC, Dorado, Puerto Rico and filed a Registration Statement for the financing with the SEC on August 31, 2016. . The financing is over a maximum of 36 months. A maximum of 100 million (100,000,000) shares of the Company’s common stock will be registered for this financing. In connection with the execution of the Investment Agreement, the Company issued to Tangiers a commitment fee of a five-year warrant to purchase 4,000,000 shares of common stock, at an exercise price of $.02 per share. As of July, 2016 there have been no draws under the Investment Agreement thus the outstanding balance totaled $0 at July 31, 2016 and April 30, 2016.

Tangiers provided financing to the Company for legal costs in connection with the filing of the Registration Statement through a one-year $22,000 convertible debenture, due June 23, 2017, as amended August 25, 2016, which is convertible into common stock at a conversion price of $.03 per share (“Convertible Debenture”). Under the terms of the Convertible Debenture the Company borrowed the principal amount of $22,000 plus accrued interest at 5.83% per annum with an original issue discount of $2,000. As an investment incentive, the Company issued 4,000,000 5 year cashless warrants, exercisable at $.02 per share. This Note may be prepaid by the Company, in whole or in part, according to the following schedule: under 90 days the prepayment amount is 115% of the principal amount, between 91-135 days the prepayment amount is 125% of the principal amount and between 136-180 days the prepayment amount is 135% of principal. After 180 days from the Effective Date of the Original Note, this Note may not be prepaid without written consent from Holder. Accrued interest totaled $134 and $0 at July 31, 2016 and April 30, 2016, respectively. The outstanding convertible debenture balance totaled $20,208 at July 31, 2016, net of the unamortized original issue discount of $1,792. Amortization of the related discount totaled $208 for the quarter ended July 31, 2016.

F-42

ProGreen US, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

July 31, 2016

(Unaudited)

Note 8. Financing Agreement and Convertible Debenture – continued

The Company analyzed the embedded conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the conversion option should be classified as equity.

The Company further analyzed the conversion option for beneficial conversion features consideration under ASC 470-20 “Convertible Securities with Beneficial Conversion Features” and noted beneficial conversion features do not exist.

Note 9. Note Payable AMREFA

During the quarter ended July 31, 2016, in connection with the Company’s purchase of ARG LLC, 8,093,541 shares of Series B Preferred Stock were issued to AMREFA and the note payable to AMREFA in the amount $1,170,811 was paid in full. Amortization of the related discount totaled $20,609 for the quarter ended July 31, 2016. See Note 12.

Note 10. Related Party Advances

During the quarter ended July 31, 2016 in payment of the non-interest bearing advances due EIG in the amount of $59,000 the Company issued 59,000 shares of Series A Preferred Stock to EIG. In connection with this payment in full, during the quarter ended July 31, 2016 the Company recorded a loss on settlement of a liability in the amount of $39,333, which is included in other expenses and income in the accompanying unaudited Condensed Consolidated Statements of Operations. Related party advance from EIG totaled $0 and $59,000 at July 31, 2016 and April 30, 2016, respectively. See Note 11.

During the quarter ended July 31, 2016 in connection with the amount due stockholders in the amount of $200,000, the Company issued 200,000 shares of Series A Preferred Stock. Amount due stockholders totaled $0 and $200,000 at July 31, 2016 and April 30, 2016, respectively. See Note 11.

Note 11. Series A Convertible Preferred Stock

During the quarter ended July 31, 2016, the Company issued all 967,031of the authorized shares of Series A Preferred Stock as follows:

Number of Series A Shares Issued and Outstanding	Preferred Stock Series A	Additional Paid in Capital Series A	Liabilities Settled	Loss on Settlement of Liabilities Series A

608,031	$61	$1,013,324	$624,613	$(388,772)
59,000	6	98,327	59,000	(39,333)
300,000	30	299,970	-	-
967,031	$97	$1,411,621	$683,613	$(428,105)

During the quarter ended July 31, 2016 the Company issued 300,000 shares of Series A Preferred Stock settled in cash of which $200,000 was received in the last quarter of fiscal 2016 and was recorded as amount due stockholders in the amount of $200,000 at April 30, 2016, The remaining $100,000 was received from a related party in the quarter ended July 31, 2016.

See Note 6 and Note 10.

F-43

ProGreen US, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

July 31, 2016

(Unaudited)

Note 11. Series A Convertible Preferred Stock – continued

The Company analyzed the embedded conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the conversion option should be classified as equity.

The Company further analyzed the conversion option for beneficial conversion features consideration under ASC 470-20 “Convertible Securities with Beneficial Conversion Features” and noted beneficial conversion features do not exist.

Note 12. Series B Convertible Redeemable Preferred Stock

During the quarter ended July 31, 2016, the Company issued all 8,534,625 of the authorized shares of Series B Preferred Stock to AMREFA as follows:

Number of
Series B Shares		Additional		Gain on Settlement
Issued and	Preferred Stock	Paid In		of Liabilities
Outstanding	Series B	Capital Series B	Total Series B	Series B

441,084	$44	$64,956	$65,000	$10,803
8,093,541	809	1,190,611	1,191,420	-
8,534,625	$853	$1,255,567	$1,256,420	$10,803

See Note 5 and Note 9.

Series B is presented as temporary equity pursuant to ASC 480 as it is not redeemable until February 1, 2017. As of July 31, 2016 and April 30, 2016, 8,534,625 and no shares of Series B Preferred Stock were issued and outstanding, respectively.

The Company further analyzed the conversion option for beneficial conversion features consideration under ASC 470-20 “Convertible Securities with Beneficial Conversion Features” and noted beneficial conversion features do not exist.

F-44

ProGreen US, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

July 31, 2016

(Unaudited)

Note 13. Employee Stock Option Plan

Restricted Stock Units

For the three month period ended July 31, 2016 compensation expense relating to RSUs was recorded as follows:

April 30
2016
Number of restricted stock units issued on December 3, 2012	600,000
Stock price on grant date	$0.03
Vesting Period	4 years
Estimated fair value at issuance	$18,000

May 1, 2016 through July 31, 2016 Compensation Expense	$1,125

Number of restricted stock units issued on June 1, 2014	600,000
Stock price on grant date	$0.02
Vesting Period	3 years
Estimated fair value at issuance	$12,000

May 1, 2016 through July 31, 2016 Compensation Expense	$1,000

Total compensation expense	$2,125

Note 14. Subsequent Events

Subsequent to July 31, 2016, in payment of accrued interest due RF in the amount of $50,700, the Company issued 1,690,000 shares Common Stock, to RF.

Subsequent to July 31, 2016 the Company issued the remaining 9,775,171 shares of Common Stock due EIG under the Stock Subscription.

The Company’s board of directors approved the amendments to the Certificate of Incorporation to decrease the authorized Common Stock from 1,500,000,000 shares to 950,000,000 shares on August 24, 2016.

F-45

Management’s Discussion and Analysis of Financial Condition
and Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and notes thereto and other financial information included elsewhere in this report.

Certain statements contained in this prospectus, including, without limitation, statements containing the words "believes," "anticipates," "expects" and words of similar import, constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including our ability to create, sustain, manage or forecast our growth; our ability to attract and retain key personnel; changes in our business strategy or development plans; competition; business disruptions; adverse publicity; and international, national and local general economic and market conditions.

OUR BUSINESS

The purchase of a condominium unit on July 28, 2009 initiated our planned new business operations directed at purchasing income-producing residential real estate apartment homes, condominiums and houses in the State of Michigan, where we believe favorable investment opportunities exist based on current market conditions.

Our offices are located in Oakland County, Michigan. Our business model since our initial property purchases in 2009 has been to acquire, refurbish and upgrade existing properties into more environmentally sustainable, energy efficient, comfortable and healthier living spaces so that they meet standards that exceed what is often the norm for most single family homes, condominiums and apartments. Once a property has been acquired, refurbished and rented, the property would be put back on the market, but now with a favorable environmental profile. In January 2015, ProGreen Construction LLC (“ProGreen Construction”) was formed as a wholly owned subsidiary of the Company to perform all construction and development services for properties which are held and being developed by the Company.

We have expanded our real estate development operations to include Baja California, Mexico. On February 12, 2016, we signed a definitive joint venture agreement with Inmobiliaria Contel S.R.L.C.V. for the first tract of land of approximately 300 acres for agriculture use. In addition, we have formed Procon joint venture subsidiary. Procon will be the holding company for further non-agricultural land and real estate developments. The company will be managed by a board of Managing Directors consisting of three members, of which two will be representing Progreen and one representing Contel.

RESULTS OF OPERATIONS

Three months Ended July 31, 2016 Compared to Three Months Ended July 31, 2015

During the three months ended July 31, 2016, we incurred a net loss of approximately $517,000 compared to a net loss of approximately $148,000 for the three months ended July 31, 2015. Revenue increased approximately $28,000 in the three months ended July 31, 2016 compared to the three months ended July 31, 2015. Proceeds from the sale of properties increased to $228,000 as compared to $0 during the three months ended July 31, 2015 and corresponding cost of properties sold increased to approximately $186,000 as compared to $0 in the three months ended July 31, 2015, resulting in an increase in net gain from sale of properties to approximately $42,000. The Company sold two properties in the three months ended July 31, 2016 as compared to none in the comparable prior period.

21

Rental revenue increased to approximately $29,000 as compared to $0 during the three months ended July 31, 2015. The Company received rental income on eleven properties during the three months ended July 31, 2016 as compared to none in the comparable prior period.

Commission revenue increased to approximately $4,000 as compared to $0 during the three months ended July 31, 2015. The Company received commissions on the sale of two properties in the three months ended July 31, 2016. There were no such commissions earned during the three months ended July 31, 2015. Management fee revenue decreased to $0 during the three months ended July 31, 2016 as compared to approximately $4,000 in 2015 as the Company managed no properties in the current fiscal three month period. Construction services revenues were $0 in the three months ended July 31, 2016 as compared to approximately $42,000 in 2015. The decrease is a result of the Company’s acquisition of ARG, for whom the fiscal 2015 construction services were provided.

There have been fluctuations in certain expenses in the three months ended July 31, 2016, as compared to the three months ended July 31, 2015. In the three months ended July 31, 2016 cost of construction services decreased to $0 as compared to approximately $42,000 in the three months ended July 31, 2015, as a result of the Company’s acquisition of ARG, for whom the fiscal 2015 construction services cost were incurred.

General and administrative expenses increased approximately $43,000 for the three months ended July 31, 2016 as compared to the comparable prior period mainly due to the following:

Rental property costs and depreciation expense increased approximately $37,000 and $7,000, respectively, for the three months ended July 31, 2016 as compared to the comparable prior period as a result of costs incurred in connection with the rental properties the Company acquired from ARG in the last quarter of fiscal 2016.

Commission expense increased approximately $7,100 for the three months ended July 31, 2016 as compared to the comparable prior period as a result of a commission paid on the sale of one of the properties.

These increases were partially offset by decreases in certain expenses:

Salary expense decreased approximately $2,100 as result of a reduction in the President’s salary, net of a salary increase due to the addition of an office manager in the current three month period.

Compensation expense decreased approximately $3,000 for the three months ended July 31, 2016 as compared to the comparable prior period. This decrease is attributable to the full vesting of a portion of restricted stock units.

Office rent expense approximately $4,300 for the three months ended July 31, 2016 as compared to the comparable prior period due the Company’s new office space lease.

Professional fees decreased approximately $32,000 for the three months ended July 31, 2016 as compared to the comparable prior period mainly due to fees paid with the issuance of common stock to two consultants in the amount of approximately $54,000 in the three month period ended July 31, 2015. This decrease was partially offset by an increase in legal fees of approximately $11,000 and an increase in accounting and audit fees of approximately $11,000, as a result of fees incurred relating to the Company’s ongoing compliance and financing costs.

Interest expense increased approximately $5,000 for the three months ended July 31, 2016 as compared to the comparable prior period mainly due to increased debt mainly attributable to the ARG purchase in the last quarter of fiscal 2016.

Loss on settlement of liabilities, Series A increased to approximately $428,000 for the three months ended July 31, 2016 as compared to $0 for the comparable prior period due to the issuance of Series A preferred stock in settlement of the note payable to EIG resulting in a loss in the amount of approximately $389,000 and in settlement of the advance due EIG resulting in a loss in the amount of approximately $39,000.

22

Gain on settlement of liabilities, Series increased to approximately $11,000 for the three months ended July 31, 2016 as compared to $0 for the comparable prior period due to the issuance of Series B preferred stock in settlement of the note payable due AMREFA.

LIQUIDITY AND CAPITAL RESOURCES

At April 30, 2016, we had total assets of approximately $1,819,000 compared to total assets of approximately $1,796,000 at July 31, 2016. The increase in total assets was primarily due to: Notes Receivable Land Contract which increased approximately $206,000 due to the Company’s issuance of land contracts to the buyers of the two properties sold in the three month period ended July 31, 2016. Note Receivable- Related Party increased $151,000 as a result of the Company’s additional investment in Contel. Accounts receivable increased approximately $5,000 as a result of rental property rent due from tenants as of July 31, 2016. Prepaid expenses increased approximately $15,000 due to the Company’s prepayment of legal fees in connection with SEC filings. These increases in assets were partially offset by a decrease in cash of approximately $156,000 in the three month period ended July 31, 2016

 Cash decreased to approximately $34,000 for the period ended July 31, 2016, compared to cash of $190,000 at July 31, 2016. Cash used in operating activities was approximately $144,000 for the period ended July 31, 2016, as compared with cash used in operating activities of approximately $98,000 in comparable period in fiscal 2015.

At April 30, 2016, we had stockholders’ deficit of approximately $400,000.

Equity Line Financing

On June 23, 2016, the Company entered into $5,000,000 equity line financing agreement (“Investment Agreement”) with Tangiers Global, LLC, Dorado, Puerto Rico, and filed a Registration Statement for the financing with the SEC on August 31, 2016. The financing is over a maximum of 36 months. A maximum of 75 million (75,000,000) shares of our common stock have been registered for this financing.

We have issued to Tangiers in connection with the execution of the Investment Agreement a commitment fee of a five-year warrant to purchase 4,000,000 shares of common stock, at an exercise price of $.02 per share, and Tangiers has provided financing to us for our legal costs in connection with the filing of the Registration Statement through a one-year $22,000 convertible note, due June 23, 2017, as amended August 25, 2016, convertible into our common stock at a conversion price of $.03 per share .

Critical Accounting Policies

The summary of critical accounting policies below should be read in conjunction with the discussion of the Company’s accounting policies included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2016. We consider the following accounting policy to be the most critical going forward:

Basis of Presentation - The Company’s financial statements for the year ended April 30, 2016, have been prepared on a going concern basis which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of uncertainties.

Estimates - The preparation of financial statements required us to make estimates and judgments that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. We based our estimates and judgments on historical experience and on various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There can be no assurances that actual results will not differ from those estimates. On an ongoing basis, we will evaluate our accounting policies and disclosure practices as necessary.

23

Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure

None.

Directors and Executive Officers

Directors and Executive Officers

The following table sets forth the names, positions and ages of our executive officers and directors, both as of as of November 1, 2016.

Name	Age	Title
Jan Telander	65	Chief Executive Officer, Chief Financial Officer and Director
Michael Hylander	57	Director
Christina M. Lombera	48	Secretary

On March 14, 2014, our Board of Directors elected Michael Hylander as a director of the Company to fill an existing vacancy on the Board of Directors. Henrik Sellmann resigned as a director on October 22, 2014.

Set forth below is a brief description of the background of each of our executive officers and directors, based on the information provided to us by them.

Jan Telander is the Company’s Chief Executive Officer and a director. He has been the president of EIG Venture Capital Ltd (“EVC”) since 2001. EVC was founded by Mr. Telander and two other family members as a private investment company with an aim to purchase early stage companies and build these into larger entities with a view to seek exit through public listing on a suitable stock exchange. From 2001 until May 31, 2008, Mr. Telander was a member of the Board of Directors of Gas Turbine Efficiency, Inc., a former EIG portfolio company.

Michael Hylander has been with Repco S.L., Madrid, Spain, which represents in Spain and Portugal international food processing and packaging machinery manufacturers, and is currently its General Manager and a partner. From 1986 through 1992, Mr. Hylander was a Vice President and a director of Morgan Gestion, S.A., and its head of Private Banking in Madrid, where his responsibilities included management, investments, administration and marketing of the local investment funds and fiscal planning. From 1980 to 1984 he was with several international companies and had responsibilities for sales and marketing. He received a baccalaureate from Sigtuna Humanistiska Läroverk, Sigtuna, Sweden, in 1976, and completed his Swedish military service in 1977-1978. He received a degree in business administration from Stockholm University, Stockholm, Sweden in 1980, and a Masters in Business Administration from Insead Fontainbleau, Fontainbleau, France in 1985. Mr. Hylander is a first cousin of Jan Telander, our Chief Executive Officer.

Christina M. Lombera is the corporate Secretary of our Company and has, since inception, been the Principal Broker for ProGreen Realty, our real estate brokerage subsidiary.  With over twenty years experience as a paralegal in real estate, corporate, estate planning and litigation, Ms. Lombera has managed complex real estate and corporate transactions. She has also handled a wide variety of document preparations, due diligence and corporate governance, as well as extensive legal research, writing and estate planning. Ms Lombera is a member of the State Bar of Michigan, Legal Assistants Chapter. Ms. Lombera has also been a licensed real estate consultant since 1998 and has negotiated, directed and closed voluminous real estate transactions ranging from single-family purchases, sales and leases, to complex multi-family and commercial real estate sales and acquisitions. As our Principal Broker, Ms. Lombera provides a broad spectrum of real estate knowledge, expertise and experience. A native of Oakland County, Michigan, Ms. Lombera is familiar with ProGreen’s target real estate market, and utilizes a hands-on approach in locating, evaluating, negotiating, and closing real estate acquisitions on behalf of ProGreen. Ms. Lombera is a dedicated ProGreen Team member.  Ms. Lombera graduated as a paralegal with a Business Degree from Cañada College, California in 1993.

24

Executive Compensation.

The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during fiscal years 2016, 2015 and 2014 by our Chief Executive Officer and any executive officer who received annual compensation in salary and bonus combined in excess of $100,000 during those years. Each person below is referred to as a named executive officer.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensa-tion ($) (g)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($) (h)	All Other Compen- sation (i)		Total ($) (j)
Jan Telander,	2016	$96,000						$21,000	(1)	$117,000
CEO (1)	2015	$96,000						$21,000	(1)	$117,000
	2014	$96,000			$			$21,000	(1)	$117,000

(1)	Mr. Telander was paid a $21,000 housing allowance in fiscal 2016, a $21,000 housing allowance in fiscal 2015, and a $21,000 housing allowance in 2014.

Stock Options Granted and Director Compensation in the Year Ended April 30, 2016

The following table sets forth equity awards held by our executive officers the close of our fiscal year ended April 30, 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jan Telander		3,000,000	(1)				3,000,000	$15,000

*	Based on the market price of the Company’s common stock on April 30, 2016.

Compensation of Directors

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common stock as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers receive stock options at the discretion of our Board. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Board.

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Employment Contracts

We have not entered into any written employment agreements or compensation arrangements with any of our named executive officers. Our Board has approved an annual salary for Jan Telander of $96,000.

Employee Benefit Plans

On April 30, 2012, the Board of Directors of the Company adopted and approved the Company’s 2012 Employee Stock Option Plan (the “Plan”), which has been approved by our stockholders.

Description of the Plan

The following is a summary of certain provisions of the Plan.

Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not ("Non-ISOs") intended to qualify as Incentive Stock Options thereunder. The Plan also provides for restricted stock awards representing shares of common stock (“Restricted Shares”) that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee (as defined below) may determine ("Restricted Stock Awards"). In connection with issuance of any Restricted Shares, the Committee may (but shall not be obligated to) require the payment of a specified purchase price (which price may be less than Fair Market Value).

The Plan is administered by the Board of Directors or a committee (the "Committee") which is appointed by the Board of Directors from those of its members who are "non-employees" of the Company as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Subject to the provisions of the Plan, the Board of Directors, or the Committee, if one is appointed, has full authority to determine the persons to be granted options or Restricted Stock Awards under the Plan and the terms of Restricted Stock Awards, the number and purchase price of the shares represented by each option, the time or times at which the options may be exercised, and the terms and provisions of each option, which need not be uniform for all options.

Key employees of the Company or its subsidiaries, as determined by the Board or Committee, and non-employee directors of and consultants to the Company or its subsidiaries are eligible to receive options or Restricted Stock Awards under the Plan. The Plan authorizes the Committee to grant, over a ten-year period, options or Restricted Stock Awards to purchase up to a maximum of 10,000,000 shares of the Company's common stock, subject to adjustment as described below. If any option expires or is terminated prior to its exercise in full and prior to the termination of the Plan, the shares subject to such unexercised option shall again be available for the grant of new options under the Plan. The consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, shall be determined by the Board of Directors and may consist entirely of cash, check, promissory note, other shares of common stock which (i) either have been owned by the option holder for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Corporation, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of shares to the extent permitted under the laws of Delaware. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

The term of each option will not be more than ten (10) years from the date of grant. Options granted under the Plan may be exercised only during the continuance of the Participant's employment with the Company or one of its subsidiaries. The Plan permits an outstanding ISO option to be exercised after termination of employment only to the extent that the option was exercisable on the date of termination but in no event beyond the original term of the option (i) within one year by the estate or rightful heir(s) of the optionee if the optionee's employment is terminated due to the optionee's death; (ii) within one year after the date of such termination if the termination is due to the optionee's Disability (as defined in the Plan); or (iii) within three months after the date of such termination if the termination was due to the optionee's Retirement (as defined in the Plan) or was for reasons other than death or Disability and other than "for cause" (as defined in the Plan). Upon termination of an optionee's employment "for cause," any unexercised options held by the optionee will be forfeited. In the event of the dissolution, liquidation or sale of all or substantially all of the assets of the Company, to the extent it has not been previously exercised an option will terminate immediately prior to the consummation of such proposed action. In the event of the merger of the Company with or into another corporation, the option shall be assumed or an equivalent option shall be substituted by such successor corporation or, if such successor corporation does not agree to assume the option or substitute an equivalent option, the Board shall provide for the option holder to have the right to exercise the option as to all of the optioned shares, including shares as to which the option would not otherwise be exercisable.

Options granted under the Plan may be in the form of "incentive stock options" which qualify as such under Section 422 of the Code or non-qualified stock options which do not meet the criteria for incentive stock options under Section 422. Options granted under the Plan are, generally, transferable only by will or by the laws of descent and distribution, and may be exercised during the lifetime of the optionee only by the optionee or by his legal representative in the event of his Disability.

Effective June 1, 2012, our Board of Directors approved the award of restricted stock units under the Plan to our two directors and one employee as follows: an award of 3,000,000 restricted stock units to the Company’s Chief Executive Officer, Jan Telander; an award of 600,000 restricted stock units to Henrik Sellmann, a director of the Company; and an award of 600,000 restricted stock units to the Secretary of the Company who is the manager of our real estate subsidiary. Effective December 3, 2012 Company retained a Controller to whom 600,000 RSUs were issued as part of his initial remuneration package. Effective June 1, 2014, our Board of Directors authorized the issuance of 600,000 RSUs to Michael Hylander, who was elected to our Board of Directors on March 14, 2014.

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Restricted Stock Unit Agreements

The restricted stock units (“RSUs”) were awarded pursuant to restricted stock units agreements (“RSU Agreement”), which provide for a period of five years from the date of the award during which, once vesting conditions are satisfied, that the shares of our common stock underlying the RSU at the option of the holder of the RSU can be released. The vesting conditions set forth in the three RSU Agreements approved June 1, 2012 are as follows:

The interest of the holder of the RSU’s pursuant to a RSU Agreement shall become non-forfeitable or vested in 1/3 increments on the later of (i) the first, second and third anniversary dates of the grant of the award, and (ii) the trading price of our common stock for a period of twenty days having equaled or exceeded $0.15 per share for the first annual vesting date, $0.25 per share for the second annual vesting date, and $0.35 per share for the third annual vesting date.

Involvement in Certain Legal Proceedings

None of our directors and executive officers has been involved in any of the following events during the past ten years:

(a)	any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)	being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)	being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

(f)	Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(g)	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Principal Stockholders

The table below sets forth information regarding the beneficial ownership of our common stock and preferred stock as of November 4, 2016 by the following individuals or groups:

●	each person or entity who we know beneficially owns more than 5.0% in the aggregate of each class;

●	each of our named executive officers;
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●	each of our directors; and

●	all directors and named executive officers as a group.

The percentage of beneficial ownership in the following table is based upon 348,885,110 shares of common stock outstanding as of November 4, 2016. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

Title of Class	Name of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percentage of Class Outstanding
Common Stock
	Jan Telander (1) c/o Progreen US, Inc. 6443 Inkster Rd., Birmingham Township, MI 48301(1)	50,130,585	13.22%

	Michael Hylander c/o Progreen US, Inc. 6443 Inkster Rd., Birmingham Township, MI 48301(1)	0	0

	Ulf Telander (2) Calle Sierra Nevada 64C Urb Loma de Marbella Club 29602 Marbella, Spain	318,112,754	54.72%

	Frederic Telander (3) Floragatan 16 SE 11431 Stockholm, Sweden	30,303,030	7.99%

	All officers and directors as a group	50,130,585	13.22%

Series A Convertible Preferred Stock
	Frederic Telander (3)	100,000	10.34%

	Ulf Telander (2)	767,031	79.32%

	Jan Telander (1)	100,000	10.34%

Series B Convertible Preferred Stock
	American Residential Fastigheter AB (4)
	DRottninggatan 36 SE 411 14 Goteborg, Sweden	8,534,625	100%

(1)

Mr. Jan Telander owns an aggregate of 19,827,555 shares common stock directly, and holds 100,000 shares of Series A Convertible Preferred Stock, convertible on and after January 1, 2017 into 30,303,030 shares of common stock, at a conversion price of $0.0033 per share.  The table above reflects conversion of the preferred stock held by Mr. Telander in calculating the percentage of common stock shown as owned by Mr. Telander. As of April 30, 2015, Mr. Telander had divested himself of all equity interests in EIG Venture Capital Ltd. and its affiliates, and resigned from all management and governing body positions with companies in this group.

(2)

Mr. Ulf Telander holds 100,000 shares of Series A Convertible Preferred Stock, which vote as, and are convertible on and after January 1, 2017 into, 30,303,030 shares of common stock, at a conversion price of $0.0033 per share.  Mr. Telander is the owner of 66% of the equity interests in and controls EIG Venture Capital Ltd. (“EIG”). EIG owns 84,804,436 shares of common stock directly and is the sole stockholder of EIG Capital Investments Ltd. and Sofcon, Ltd., which own directly 497,197 and 377,485 shares of the Company's common stock, respectively. EIG holds 667,031 shares of Series A Convertible Preferred Stock, which vote as, and are convertible on and after January 1, 2017 into, 202,130,606 shares of common stock. EIG’s direct ownership of 85,679,118 shares of common stock and 667,031 shares of Series A Convertible Preferred Stock is included in Mr. Telander’s ownership of common stock and Series A Convertible Preferred Stock as shown in the table. The table above reflects conversion of the Series A Convertible Preferred Stock held by EIG and Mr. Telander in calculating the number of shares of common stock shown as beneficially owned by Mr. Telander.

Mr. Telander is the brother of Jan Telander, CEO of the Company.

(3)	Mr. Frederic Telander holds 100,000 shares of Series A Convertible Preferred Stock, which vote as, and are convertible on and after January 1, 2017 into, 30,303,030 shares of common stock, at a conversion price of $0.0033 per share. The table above reflects conversion of the preferred stock held by Frederic Telander in calculating the percentage of common stock shown as owned by him.

(4)	Michael Lindstrom does not own any equity interest in, and is President of and controls, American Residential Fastigheter AB.

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Transactions with Related Persons, Promoters and Certain Control Persons and Corporate Governance

Other than as disclosed below, there has been no transaction, since May 1, 2015, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds, $9,800 being the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

(a)	Any director or executive officer of our company;

(b)	Any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities; and

(c)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

2009 Subscription Agreement with our Chief Executive Officer and Director

On July 21, 2009, the Company entered into a Subscription Agreement with EIG Venture Capital, Ltd. (“EIG”), an investment company controlled by Jan Telander, the Company’s Chief Executive Officer and controlling stockholder for the sale by the Company to EIG of an aggregate of 97,751,710 shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), at a fixed price of $0.01023 per share, in three tranches: the Phase I tranche consisted of 5,767,350 shares of Common Stock to be purchased by EIG on or before July 16, 2009; the Phase II tranche of 43,108,504 shares to be purchased by EIG on or before December 31, 2009; and the Phase III tranche of 48,875,855 shares of Common Stock to be purchased by EIG on or before July 16, 2010. On June 1, 2010, the Company received $400,000 of the Phase III tranche and issued 39,100,684 shares to EIG. Under a December 1, 2009 Amendment to the Subscription Agreement, EIG paid penalty interest at a rate of 13.5% per annum on the unpaid balance as of the final purchase date of the Phase III shares from that date to the date the shares are purchased. In December 2014, the Company received $50,000 of the remaining Phase III $100,000 purchase price balance and $59,120 of related interest. The remaining balance of the purchase price in the amount of $54,000 was received on July 3, 2015 to complete payment of the Phase III purchase price.

As of July 3, 2015 all of the Phase I, Phase II and Phase III shares had been purchased. On July 14, 2015, EIG separately advanced the Company $46,000.

Pursuant to an Instalment Payment Agreement entered into on June 25, 2015 with American Residential Fastigheter AB (“AMREFA”), the Company refinanced its outstanding principal and interest on loans to the Company from AMREFA with a single replacement 8% promissory note in the principal amount of $289,246, due July 15, 2017, amortized by instalment payments of principal and interest commencing with an initial payment in July 2015 of $45,000, including accrued interest. EIG has guaranteed Progreen’s obligations under the Instalment Payment Agreement.

Authorization of Series A Preferred Stock and Debt Conversions

On February 9, 2016, the Board of Directors of the Company authorized a new series of preferred stock, the Series A Convertible Preferred Stock, with a stated value of $1.00 per share, and we filed a Certificate of Designations for the Series A Preferred Stock with the Secretary of State of Delaware on February 17, 2016. Also, effective on February 9, 2016, our Board approved and the Company entered into two agreements with the Company’s largest stockholder, EIG Venture Capital Ltd., a major shareholder of the company, to reduce the amount of the Company’s outstanding debt, and improve our balance sheet. First, the Company entered into an Assignment and Assumption Agreement, pursuant to which EIG has assumed all of the Company’s obligations under the 13.5% convertible debenture of the Company due to Rupes Futura AB (Sweden), which has agreed to assumption of the convertible debenture obligations by EIG. The outstanding principal of the debenture, together with two years of accumulated unpaid interest, totaled $608,031, and EIG was compensated by the issuance of shares of Series A Preferred Stock with a total stated value equal to that of the principal and accrued interest of the debt assumed. Second, the Company negotiated a debt conversion agreement effective February 9, 2016 with EIG, under which $59,000 of non-interest bearing advances made to the Company by EIG in July and November 2015 were converted into shares of Series A Preferred Stock with a total stated value of $59,000.

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Authorization of Series B Preferred Stock and Purchase of Properties from AMREFA

On March 8, 2016, the Company entered into a purchase agreement with American Residential Fastigheter AB, a company formed under the laws of Sweden (“AMREFA”), in connection with our purchase of AMREFA’s U.S. subsidiary, ARG LLC, which held real estate properties in Birmingham, Michigan, that were purchased by AMREFA and which we have managed for AMREFA. The Company paid the purchase price of $1,285,000 by the issuance to AMREFA of 8,093,541 shares of a new Series B Preferred Stock; however, at April 30, 2016 the shares were not issued and we recorded a note payable to AMREFA in the amount $1,157,270 including a present value discount of $127,730.

Subscription Agreements

The Company entered into subscription agreements with three stockholders, Jan Telander, the Company’s President and CEO; Ulf Telander, the brother of Jan Telander and the CEO of EIG; and Frederic Telander, a nephew of Jan Telander and the CEO of SolTech Energy Sweden AB, which provided for the investment in the Company by each of the three stockholders of $100,000 through the purchase of 100,000 shares each of Series A Preferred Stock (100,000 shares of Series A Preferred Stock being convertible into a total of 30,303,030 shares of common stock).  During the last quarter of fiscal 2016, the Company received $200,000 as payment for 200,000 of the shares. The shares were issued subsequent to April 30, 2016 thus the Company recorded an amount due stockholders in the amount of $200,000. The remaining 100,000 shares in the amount of $100,000 were purchased subsequent to April 30, 2016.

Compensation for Executive Officers and Directors

For information regarding compensation for our executive officers and directors, see “Executive Compensation”.

Director Independence

We currently act with two directors consisting of Jan Telander and Michael Hylander. Our common stock is quoted by the OTC Market Group, which do not impose any director independence requirements. Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation or was, at any time during the past three years, employed by the corporation. Using this definition of independent director, one of our directors, Michael Hylander, would be viewed as independent.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to informational filing requirements of the U.S. Securities Exchange Act of 1934, as amended, and its rules and regulations. This means that we will file reports and other information with the U.S. Securities and Exchange Commission. You can inspect and copy this information at the Public Reference Facility maintained by the SEC at Judiciary Plaza, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549. You can receive additional information about the operation of the SEC's Public Reference Facilities by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site that will contain the reports and other information that we file electronically with the Commission and the address of that website is http://www.sec.gov. Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of the particular contract or other document filed as an exhibit to this registration statement, each statement being qualified in all respects by this reference.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized anyone to provide you with any information other than that provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

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75,000,000 Shares of Common Stock

PROGREEN US, INC.

PROSPECTUS

                           , 2017

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

The registrant estimates that expenses payable by the registrant is connection with the offering described in this registration statement will be as follows:

SEC registration fee	$201.40
Blue Sky fees and expenses	$500
Legal fees and expenses	$20,000
Accounting fees and expenses	$5,000
Printing and engraving expenses	$4,000
Miscellaneous	1,000

Total	$30,701.40

Item 14.    Indemnification of Directors and Officers

Delaware General Corporation Law

Section 102(b)(7) of the Delaware General Corporation Law permits eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under § 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit

As provided by Section 145 of the DGCL, we have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Section 145 contains a similar indemnification power of the Company with respect any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (shareholder derivative suits).

Under Section 145, to the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defence of any such action, suit or proceeding, or in defence of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. (d)  A determination as to the applicable standard of conduct for eligibility for indemnification shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination:

(1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

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(2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(4) By the stockholders.

Expenses (including attorneys' fees) incurred by an officer or director of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this section.

This indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the DGCL, continues, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation

Our Certificate of Incorporation provides in Article 10 that no director of this Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except (a) for breach of the director's duty of loyalty to this Company or its shareholders, (b) for acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after approval by the shareholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this provision by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

Article 11 of our Certificate of Incorporation provides that:

a)          each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding whether civil, criminal or administrative, (a "Proceeding"), or is contacted by any governmental or regulatory body in connection with any investigation or inquiry (an "Investigation"), by reason of the fact that he or she is or was a director or executive officer (as such term is utilized pursuant to interpretations under Section 16 of the Securities Exchange Act of 1934) of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an "Indemnitee"), whether the basis of such Proceeding or Investigation is alleged action in an official capacity or in any other capacity as set forth above shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. The right to indemnification conferred in Article 11 shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that an Advancement of Expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under Article 11or otherwise (an "Undertaking").

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b)           If a claim under Article 11(a) is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the DGCL. Neither the failure of the Company (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its board of directors, independent legal counsel, or its shareholders) that the Indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right hereunder, or by the Company to recover an Advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such Advancement of Expenses under Article 11 or otherwise shall be on the Company. The rights to indemnification and to the Advancement of Expenses conferred in Article 11 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the certificate of incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise

c)          The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

d)          The Company may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the Advancement of Expenses, to any employee or agent of the Company to the fullest extent of the provisions of this Section with respect to the indemnification and Advancement of Expenses of directors, and executive officers of the Company.

e)          Notwithstanding the indemnification provided for by Article 11, the Company's bylaws, or any written agreement, such indemnity shall not include any expenses incurred by such Indemnitees relating to or arising from any Proceeding in which the Company asserts a direct claim against any Indemnitee whether such claim by the Company is termed a complaint, counterclaim, crossclaim, third-party complaint or otherwise.

Item 15.    Recent Sales of Unregistered Securities

The issuances of our securities listed below were made in reliance on exemption from registration provided by under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as we reasonably believed that the investors were sophisticated, that no general solicitations were involved, and the transactions did not otherwise involve a public offering.

The following reports filed by the Company provide the disclosures as to sales of unregistered securities by the Company over the last three years, which information is incorporated herein by reference:

Type of Report	Date Filed

Current Report on Form 8-K	November 25, 2014

Current Report on Form 8-K	September 14, 2015

Current Report on Form 8-K	February 18, 2016

Current Report on Form 8-K	March 9, 2016

Current Report on Form 8-K	June 13, 2016

Current Report on Form 8-K	June 27, 2016

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Item 16.    Exhibits and Financial Statement Schedules

(a)(3) Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement, dated March 6, 2001, by and between the Fairfax Group, Inc., a Florida corporation, and Diversified Product Inspections, Inc., a Florida corporation. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on March 6, 2001.)

3.1	Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 31, 2009.)

3.1a	Amendment to Certificate of Incorporation, filed July 8, 2009. (Incorporated by reference to Exhibit 3.6 to the Company’s Current Report on Form 8-K/A, filed with the Commission on September 16, 2009.)

3.1b	Certificate of Ownership merging the Company’s wholly-owned subsidiary, Progreen Properties, Inc., into the Company, effective September 11, 2009. (Incorporated by reference to Exhibit 3.7 to the Company’s Current Report on Form 8-K, filed with the Commission on July 28, 2009.)

3.1c	Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 3.8 to the Company’s Current Report on Form 8-K/A, filed with the Commission on September 16, 2009.)

3.1d	Certificate of Designations for Series A Convertible Preferred Stock, filed with the Delaware Secretary of State on February 17, 2016. (Incorporated by reference to Exhibit 3.1d to the Company’s Current Report on Form 8-K, filed with the Commission on February 18, 2016.)

3.1e	Certificate of Designations for Series B Convertible Preferred Stock, filed with the Delaware Secretary of State on March 9, 2016. (Incorporated by reference to Exhibit 3.1e to the Company’s Current Report on Form 8-K, filed with the Commission on March 9, 2016.)

3.1f	Certificate of Amendment, filed with the Delaware Secretary of State on February 9, 2016. (Incorporated by reference to Exhibit 3.1f to the Company’s Annual Report on Form 8-K, filed with the Commission on July 11, 2016.)

3.1g	Certificate of Amendment, filed with the Delaware Secretary of State on July 7, 2016. (Incorporated by reference to Exhibit 3.1g to the Company’s Current Report on Form 8-K, filed with the Commission on July 12, 2016.)

3.2	By-Laws of the Company. (Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 31, 2009.)

3.3	Agreement and Plan of Merger, dated December 11, 2008, between the Company and Diversified Product Inspections, Inc., a Florida corporation. (Incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 31, 2009.)

3.4	Articles of Merger of Diversified Product Inspections, Inc., a Florida corporation, with the Company, dated December 11, 2008, filed with the Florida Secretary of State. (Incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 31, 2009.)

3.5	Certificate of Merger of Diversified Product Inspections, Inc., a Florida corporation, with the Company, dated December 11, 2008, filed with the Delaware Secretary of State. (Incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 31, 2009.)

5	Opinion of Michael Paige Law PLLC. (Incorporated by reference to Exhibit 5 to the Company’s Registration Statement on Form S-1, filed with the Commission on August 31, 2016.)

10.5	Settlement Agreement and Asset Purchase Agreement dated as of September 30, 2008 among Diversified Product Inspections, LLC, a Tennessee limited liability company, the Company, John Van Zyll, Ann Furlong, and Marvin Stacy, Sofcon, Limited, EIG Venture Capital, Limited, and EIG Capital Investments Limited, and the First and Second Amendments thereto. (Incorporated by reference to Annex A to the Company’s definitive proxy statement for its special meeting of shareholders held on March 26, 2009, filed on February 13, 2009.)

10.6	Subscription Agreement, dated July 22, 2009, between the Company and EIG Venture Capital, Ltd. (Incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed with the Commission on July 28, 2009.)

10.6a	(Amendment No. 1, dated December 1, 2009, to Subscription Agreement, dated July 22, 2009, between the Company and EIG Venture Capital, Ltd. (Incorporated by reference to Exhibit 10.6a to the Company’s Current Report on Form 8-K, filed with the Commission on December 12, 2009.)

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Exhibit No.	Description
10.7	Form of Subscription Agreement for the Company's 13.5% Secured Convertible Debentures. (Incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed with the Commission on November 10, 2009.)

10.8	Form of the Company’s 13.5% Secured Convertible Debenture. (Incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K, filed with the Commission on November 10, 2009.)

10.9	Amendment to Secured Convertible Debenture, dated as of December 14, 2011. (Incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on December 16, 2011.)

10.10	Second Amendment to Secured Convertible Debenture, dated as of February 8, 2012. (Incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on March 16, 2012.)

10.11	2012 Employee Stock Option Plan. (Incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K, filed with the Commission on June 7, 2012.)

10.12	Form of Restricted Stock Units Agreement issued pursuant to 2012 Employee Stock Option Plan. (Incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K, filed with the Commission on June 7, 2012.)

10.13	Membership Interest Purchase Agreement made and entered into effective April 30, 2012, by and among the Company, American Residential Gap LLC, and Progreen Properties III LLC; Progreen Properties VII, LLC; Progreen Properties VIII LLC; Progreen Properties IX LLC; and Progreen Properties XI, LLC [including Assignment of Membership Interest by the Company, dated April 30, 2012; Assignment and Assumption of Leases, dated as of May 1, 2012, between the Company and American Residential Gap LLC; one-year Lease Guaranty of the Company, dated as of May 1, 2012. (Incorporated by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-K, filed with the Commission on July 30, 2012.)

10.14	Management Agreement, made and entered into as of April 30, 2012, by and between Progreen Properties Management LLC and American Residential Gap LLC. (Incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K, filed with the Commission on July 30, 2012.)

10.15	Agreement, dated May 30, 2013, between the Company and Rupes Futura AB, for the Sale of Investment Units in American Residential Gap ApS. (Incorporated by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2013.)

10.16	Promissory Note issued to KBM Worldwide, Inc. (Incorporated by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2013.)

10.17	Securities Purchase Agreement, dated as of November 19, 2014, between KBM Worldwide, Inc. and the Company. (Incorporated by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K, filed with the Commission on November 25, 2014.)

10.18	Fifth Amendment to Secured Convertible Debenture, dated as of December 19, 2014. (Incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2015.)

10.19	Working Construction Agreement between American Residental GAP LLC and Progreen Construction LLC, dated as of March 1, 2015. (Incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2015.)

10.20	Promissory Note issued March 12, 2015 to Vis Vires Group, Inc., (Incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2015.)

10.21	Securities Purchase Agreement, dated as of March 12, 2015, between Vis Vires Group, Inc. and the Company. (Incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2015.).

10.22	Amendment, dated as of March 15, 2015, to Investment Agreement between American Residential Fastigheter AB and the Company. (Incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2015.)

10.23	Promissory Note issued April 21, 2015 to Vis Vires Group, Inc. (Incorporated by reference to Exhibit 10.23 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2015.)

10.24	Securities Purchase Agreement, dated as of April 21, 2015, between Vis Vires Group, Inc. and the Company. (Incorporated by reference to Exhibit 10.24 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2015.)

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Exhibit No.	Description
10.25	Instalment Payment Agreement, dated June 25, 2015, between American Residential Fastigheter AB and the Company. (Incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2015.)

10.26	Promissory Note issued to JMJ Financial, issued September 2, 2015. (Incorporated by reference to Exhibit 10.26 to the Company’s Current Report on Form 8-K, filed with the Commission on September 14, 2015.)

10.27	Representations and Warranties Agreement, dated September 2, 2015, between JMJ Financial and the Company. (Incorporated by reference to Exhibit 10.27 to the Company’s Current Report on Form 8-K, filed with the Commission on September 14, 2015.)

10.28	Assignment and Assumption Agreement, dated February 9, 2016, by and between the Company, EIG Venture Capital Ltd and Rupes Futura AB, with regard to assignment of 13.5% Secured Convertible Debenture, due November 5, 2015. (Incorporated by reference to Exhibit 10.28 to the Company’s Current Report on Form 8-K, filed with the Commission on February 18, 2016.)

10.29	Conversion Agreement, dated as of February 9, 2016, between EIG Venture Capital Ltd. and the Company. (Incorporated by reference to Exhibit 10.29 to the Company’s Current Report on Form 8-K, filed with the Commission on February 18, 2016.)

10.30	Form of Subscription Agreement for purchase of shares of Series A Convertible Preferred Stock. (Incorporated by reference to Exhibit 10.30 to the Company’s Current Report on Form 8-K, filed with the Commission on February 18, 2016.)

10.31	Purchase Agreement, dated March 8, 2016, between the Company and American Residential Fastigheter AB. (Incorporated by reference to Exhibit 10.31 to the Company’s Current Report on Form 8-K, filed with the Commission on March 9, 2016.)

10.31a	Amendment No. 1 to Purchase Agreement, dated March 8, 2016, between the Company and American Residential Fastigheter AB. (Incorporated by reference to Exhibit 10.31a to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on March 21, 2016.)

10.32	Joint Venture Contract, dated February 12, 2016, between Immobiliaria Contel and the Company. (Incorporated by reference to Exhibit 10.32 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on March 21, 2016.)

10.33	Recognition Agreement with Debt Mortgage Guarantee, dated February 12, 2016, between Immobiliaria Contel and the Company. (Incorporated by reference to Exhibit 10.33 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on March 21, 2016.)

10.34	Investment Agreement, dated June 23, 2016, between the Company and Tangiers Global, LLC. (Incorporated by reference to Exhibit 10.34 to the Company’s Current Report on Form 8-K, filed with the Commission on June 27, 2016.)

10.35	Registration Rights Agreement, dated June 23, 2016, between the Company and Tangiers Global, LLC. (Incorporated by reference to Exhibit 10.35 to the Company’s Current Report on Form 8-K, filed with the Commission on February 18, 2016.)

10.36	Common Stock Purchase Warrant, dated June 23, 2016, between the Company and Tangiers Global, LLC. (Incorporated by reference to Exhibit 10.36 to the Company’s Current Report on Form 8-K, filed with the Commission on February 18, 2016.)

10.37	Form of $22,000 Convertible Debenture issued to Tangiers Global, LLC June 23, 2016. (Incorporated by reference to Exhibit 10.37 to the Company’s Current Report on Form 8-K, filed with the Commission on February 18, 2016.)

10.37a	Amended and Restated 5.83% Fixed Convertible Promissory Note, dated August 25, 2016, issued to Tangiers Global, LLC. (Incorporated by reference to Exhibit 10.37a to the Company’s Registration Statement on Form S-1, filed with the Commission on August 31, 2016.)

23	Consent of MaloneBailey LLP. (Incorporated by reference to Exhibit 23 to the Company’s Registration Statement on Form S-1, filed with the Commission on August 31, 2016.)

14.1	Code of Ethics. (Incorporated by reference to Exhibit 14.1 to the Company’s Annual Report on Form 10-KSB, filed with the Commission on March 31, 2006.)

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Item 17.    Undertakings

The undersigned registrant hereby undertakes:

1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized on December 13, 2016.

PROGREEN US, INC.

By:	/s/ Jan Telander
Jan Telander
Chief Executive Officer and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 has been signed by the following persons in the capacities indicated on December 13, 2016.

Name	Title

/s/ Jan Telander	Chief Executive Officer and Director
Jan Telander

/s/ Michael Hylander	Director
Michael Hylander

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